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                                                                EXHIBIT 10.3.5


Return to:
Charles A. Brake, Jr., Esq.
Alston & Bird
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia  30309-3424

                   DEED TO SECURE DEBT AND SECURITY AGREEMENT

        THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT (the "Security Deed"), executed this 17th day of October 1996, by ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (the "Borrower"), having its principal office at 8010 Roswell Road, Suite 120, Atlanta, Georgia 30350. Said Security Deed is being given to secure the payment of two notes of even date herewith one of which is payable to the order of NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation, having its principal office at One Nationwide Plaza, Columbus, Ohio 43215-2220 or at such other place either within or without the State of Ohio, as Lender may from time to time designate and the other of which is payable to the order of NATIONWIDE LIFE & ANNUITY INSURANCE COMPANY, an Ohio corporation, whose address is c/o Nationwide Life Insurance Company, One Nationwide Plaza, Columbus, Ohio 43215-2220 or at such other place either within or without the State of Ohio, as Lender may from time to time designate, and any subsequent holder(s) hereof, (collectively the "Lender").

                               W I T N E S S E T H

        WHEREAS, the Borrower is justly indebted to the Lender in the aggregate sum of NINE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($9,250,000.00), with interest thereon, as set forth in a certain Real Estate Note A of even date herewith in the sum of Seven MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($7,250,000.00) payable to Nationwide Life Insurance Company and a certain Real Estate Note B of even date herewith in the sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) payable to Nationwide Life & Annuity Insurance Company (said Real Estate Notes A and Note B are hereinafter collectively referred to as the "Note"), which Note shall be due and payable on or before November 15, 2003 ; and

        WHEREAS, the Lender, as a condition precedent to the extension of credit and the making of the loan evidenced by the Note, has required that the Borrower provide Lender with security for the repayment of the indebtedness evidenced by the Note as well as for the performance, observance and discharge by the Borrower of the various covenants, conditions and agreements made by the Borrower to, with, in favor of and for the benefit of Lender with respect to said indebtedness and such security;

        NOW THEREFORE, in consideration of and in order to secure the repayment of the indebtedness evidenced and represented by the Note, together with interest on such indebtedness, as well as the payment of all other sums of money secured hereby, as hereinafter provided; and to secure the observance, performance and discharge by the Borrower of all covenants, conditions and agreements set forth in the Note, this Security Deed and in all other documents and instruments executed and delivered by the Borrower to and in favor of Lender for the purpose of further securing the repayment of the indebtedness evidenced and represented by the Note; and in order to charge the properties, interests and rights hereinafter described with such payment, observance, performance and discharge; and in consideration of the sum of one dollar paid by Lender to Borrower and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Borrower does hereby grant, bargain, sell, alien, remise, release, convey, assign, transfer, pledge, deliver, set over, hypothecate, warrant and confirm unto Lender, its successors and assigns forever, all of Borrower's right, title and interest in and to the following described properties, rights and interests and all replacements of, substitutions for, and additions thereto (all of which are hereinafter together referred to as the "Property"), to wit:

        ALL THAT certain piece, parcel or tract of land or real property of which the Borrower is now seized and in actual or constructive possession, situate in Gwinnett County, Georgia more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof (hereinafter referred to as the "Real Property");

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        TOGETHER WITH all buildings, structures and other improvements of any kind, nature or description now or hereafter erected, constructed, placed or located upon said Real Property (which buildings, structures and other improvements are hereinafter sometimes together referred to as the "Improvements"), including, without limitation, any and all additions to, substitutions for or replacements of such Improvements;

        TOGETHER WITH all minerals, royalties, gas rights, water, water rights, water stock, flowers, shrubs, lawn plants, crops, trees, timber and other emblements now or hereafter located on, under or above all or any part of the Real Property;

        TOGETHER WITH all and singular, the tenements, hereditaments, strips and gores, rights-of-way, easements, privileges and other appurtenances now or hereafter belonging or in any way appertaining to the Real Property, including, without limitation, all right, title and interest of the Borrower in any after-acquired right, title, interest, remainder or reversion, in and to the beds of any ways, streets, avenues, roads, alleys, passages and public places, open or proposed, in front of, running through, adjoining or adjacent to said Real Property (hereinafter sometimes together referred to as "Appurtenances");

        TOGETHER WITH any and all leases, contracts, rents, royalties, issues, revenues, profits, proceeds, income and other benefits, including accounts receivable, of, accruing to or derived from said Real Property, Improvements and Appurtenances and any business or enterprise presently situated or hereafter operated thereon and therewith (hereinafter sometimes together referred to as the "Rents");

        TOGETHER WITH, any and all awards or payments, including interest thereon, and the right to receive the same, as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, or
(c) any other injury to, taking of, or decrease in the value of, the Property to the extent of all amounts which may be secured by this Security Deed at the date of any such award or payment including but not limited to Reasonable Attorneys' Fees (as hereinafter defined), costs and disbursements incurred by the Lender in connection with the collection of such award or payment;

        AS WELL AS all of the right, title and interest of Borrower in and to all fixtures, goods, chattels, construction materials, furniture, furnishings, equipment, machinery, apparatus, appliances, and other items of personal property, whether tangible or intangible, of any kind, nature or description, whether now owned or hereafter acquired by the Borrower, including, without limitation, improvements including furnaces, steam boilers, hot-water boilers, oil burners, pipes, radiators, air-conditioning and sprinkler systems, gas and electric fixtures, carpets, rugs, shades, awnings, screens, elevators, motors, dynamos, cabinets, and all other furnishings, tools, equipment and machinery, appliances, building supplies, materials, general intangibles, contract rights, accounts receivable, business records, fittings and fixtures of every kind, which is, are or shall hereafter be located upon, attached, affixed to or used or useful, either directly or indirectly, in connection with the complete and comfortable use, occupancy and operation of said Real Property and Improvements as an apartment complex, or any other business, enterprise or operation as may hereafter be conducted upon or with said Real Property, Improvements and Appurtenances, including, without limitation, any and all licenses, permits or franchises, used or required in connection with such use, occupancy or operation, as well as the proceeds thereof or therefrom regardless of form (hereinafter sometimes together referred to as "Fixtures and Personal Property," which term expressly excludes any toxic waste or substances deemed hazardous under federal, state or local laws). The Borrower hereby expressly grants to Lender a present security interest in and a lien and encumbrance upon the Fixtures and Personal Property;

        TO HAVE AND HOLD the foregoing Property, and the rights hereby granted for the use and benefit of the Lender and its successors and assigns in fee simple forever;

        AND the Borrower covenants and warrants with and to the Lender that the Borrower is indefeasibly seized of the Property and has good right, full power, and lawful authority to convey and encumber all of the same as aforesaid; that the Borrower hereby fully warrants the title to the

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Property and will defend the same and the validity and priority of the lien and encumbrance of this Security Deed against the lawful claims of all persons whomsoever, subject only to the Permitted Exceptions; and the Borrower further warrants that the Property is free and clear of all liens and encumbrances of any kind, nature or description, save and except only (with respect to said Real Property, Improvements and Appurtenances and Fixtures and Personal Property) for real property taxes for years subsequent to 1995 and those matters set forth in Exhibit "B" attached hereto and by this reference made a part hereof (hereinafter referred to as the "Permitted Exceptions").

        PROVIDED ALWAYS, however, that if the Borrower shall pay unto the Lender the indebtedness evidenced by the Note, and if the Borrower shall duly, promptly and fully perform, discharge, execute, effect, complete and comply with and abide by each and every one of the agreements, conditions and covenants of the Note, this Security Deed and all other documents and instruments executed as further evidence of or as security for the indebtedness secured hereby, then this Security Deed and the estates and interests hereby granted and created shall cease, terminate and be null and void, and shall be discharged of record at the expense of Borrower, which expense Borrower agrees to pay.

        This conveyance is intended (i) to constitute a security agreement as required under the Uniform Commercial Code of Georgia and (ii) to operate and is to be construed as a deed passing the title to the Property to the Lender and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure
(a) the debt evidenced by the Note (which is incorporated herein by reference and to which reference is made for all purposes, and which Borrower acknowledges evidences an indebtedness arising from a business loan from Lender to Borrower for the sole purpose of permitting Borrower to carry on its business) in the aggregate principal face amount of Nine Million Two Hundred Fifty Thousand and No/100 Dollars ($9,250,000.00), or so much thereof as may have been advanced and remain outstanding from time to time, with interest at the rate of 7.15% percent per annum; (b) any and all renewals and extensions of the Note; (c) each and every covenant, obligation and undertaking of the Borrower in this Security Deed or in that certain Assignment of Leases, Rents and Profits of even date herewith from Borrower to Lender; and (d) any and all other indebtedness which may hereafter be owing by the Borrower to the Lender which is incurred or created by advances made by the Lender to or on behalf of or for the account of the Borrower in accordance with the provisions of this Security Deed or otherwise permitted by the provisions of this Security Deed. Principal and interest shall be payable in installments the last of which shall, unless the maturity thereof is accelerated by the holder of the Note or the principal amount of the Note is prepaid, be due and payable on November 15, 2003.

        The Borrower, for the benefit of the Lender, and is successors and assigns, does hereby expressly covenant and agree:

        1. PAYMENT OF PRINCIPAL AND INTEREST. To pay the principal of the indebtedness evidenced by the Note, together with all interest thereon, in accordance with the terms of the Note, promptly at the times, at the place and in the manner that said principal and interest shall become due, and to promptly and punctually pay all other sums required to be paid by the Borrower pursuant to the terms of the Note, this Security Deed and all other documents and instruments executed as further evidence of, as additional security for or in connection with the indebtedness evidenced by the Note and secured by this Security Deed (hereinafter together referred to as the "Loan Documents").

        2. PERFORMANCE OF OTHER OBLIGATIONS. To perform, comply with and abide by each and every one of the covenants, agreements and conditions contained and set forth in the Note, this Security Deed and the other Loan Documents and to comply with all laws, ordinances, rules, regulations and orders of governmental authorities now or hereafter affecting the Property or requiring any alterations or improvements to be made thereon, and perform all of its obligations under any covenant, condition, restriction or agreement of record affecting the Property and to insure that at all times the Property constitutes one or more legal lots capable of being conveyed without violation of any subdivision or platting laws, ordinances, rules or regulations, or other laws relating to the division or separation of real property.


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        3. PRESERVATION AND MAINTENANCE OF PROPERTY; ACCESSIBILITY; HAZARDOUS
WASTE. To keep all Improvements now existing or hereafter erected on the Real Property in good order and repair and not to do or permit any waste, impairment or deterioration thereof or thereon, nor to alter, remove or demolish any of the Improvements or any Fixtures or Personal Property attached or appertaining thereto, without the prior written consent of the Lender, nor to initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses which may be made of the Property or any part thereof, nor to do or permit any other act whereby the Property shall become less valuable, be used for purposes contrary to applicable law or be used in any manner which will increase the premium for or result in a termination or cancellation of the insurance hereinafter required to be kept and maintained on the Property. In furtherance of, and not by way of limitation upon the foregoing covenant, Borrower shall effect such repairs as the Lender may reasonably require, and from time to time make all needful and proper replacements so that said Improvements, Appurtenances, Fixtures and Personal Property will, at all times, be in good condition, fit and proper for the respective purposes for which they were originally erected or installed. Borrower at all times shall maintain the Property in full compliance with all applicable provisions of all federal, state or municipal laws, ordinances, rules and regulations currently in existence or hereafter enacted or rendered governing accessibility for the disabled, including but not limited to The Architectural Barriers Act of 1988, The Rehabilitation Act of 1973, The Fair Housing Act of 1988 and The Americans With Disabilities Act of 1990 (hereinafter, collectively the "Accessibility Laws"). Borrower at all times shall keep the Property and ground water of the Property free of "Hazardous Materials" (as hereinafter defined). Borrower shall not permit its tenants or any third party requiring the consent of Borrower to enter the Property, to use, generate, manufacture, store, release, threaten release, or dispose of Hazardous Materials in, on or about the Property or the ground water of the Property in violation of any federal, state or municipal law, decision, statute, rule, ordinance or regulation currently in evidence or hereinafter enacted or rendered ("Hazardous Waste Laws"). Borrower shall give Lender prompt written notice of any claim by any person, entity, or governmental agency that a significant release or disposal of Hazardous Materials has occurred on the Property. The Borrower, through its professional engineers and at its cost, shall promptly and thoroughly investigate suspected Hazardous Materials contamination of the Property. Borrower shall forthwith remove, repair, clean up, and/or detoxify any Hazardous Materials from the Property or the ground water of the Property whether or not such actions are required by law, and whether or not Borrower was responsible for the existence of the Hazardous Materials in, on or about the Property or the ground water of the Property. "Hazardous Materials" shall include but not be limited to substances defined as "hazardous substances," "hazardous materials," or "toxic substances," in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et. seq.; the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et. seq.; the Resources Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et. seq.; the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et. seq.; the Clean Air Act, 42 U.S.C. Sec. 7401 et. seq.; and the Clean Water Act, 33 U.S.C. Sec. 1251 et. seq.

        Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by or asserted against Lender for, with respect to, or as a direct or indirect result of the non-compliance of the Property with the Accessibility Laws and/or the presence on, under or about the Property, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, the Property of any Hazardous Materials (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Hazardous Waste Laws, regardless of whether or not caused by, or within the control of, Borrower).

        Lender, and/or its agents, shall have the right and shall be permitted, but shall not be required, at all reasonable times, to enter upon and inspect the Property to insure compliance with the foregoing covenants and any and all other covenants, agreements and conditions set forth in this Security Deed. Liability under this Paragraph of this Security Deed shall extend beyond repayment of the Note and compliance with the terms of this Security Deed; provided, however, Borrower shall have no liability under this Paragraph 3 as to Hazardous Materials: (a)


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if the Property becomes contaminated subsequent to Lender's acquisition of the
Property by foreclosure, acceptance by Lender of a deed in lieu thereof, or subsequent to any transfer of ownership of the Property which was approved or authorized by Lender in writing, provided that such transferee assumes all obligations of Borrower with respect to Hazardous Materials pursuant to this Security Deed; or (b) at such time Borrower provides Lender an environmental assessment report acceptable to Lender showing the Property to be free of Hazardous Materials and not in violation of Hazardous Waste Laws. The burden of proof under this Paragraph with regard to establishing the date upon which Hazardous Material was placed or appeared in, on or under the Property shall be upon Borrower.


        4. PAYMENT OF TAXES, ASSESSMENTS AND OTHER CHARGES. To pay all and singular such taxes, assessments and public charges as are already levied or assessed or that may be hereafter levied or assessed upon or against the Property, when the same shall become due and payable according to law, before the same become delinquent, and before any interest or penalty shall attach thereto, and to deliver official receipts evidencing the payment of the same to the Lender not later than thirty (30) days following the payment of the same. Borrower shall have the right to contest, in good faith, the proposed assessment of ad valorem taxes or special assessments by governmental authorities having jurisdiction of the Property; provided, however, the Borrower shall give written notice thereof to Lender and Lender may, in its sole discretion, require Borrower to post a bond or other collateral satisfactory to Lender in connection with any such action by Borrower; provided further, however, that so long as there is no default hereunder (which is not cured within any applicable cure period, if any) Lender agrees not to require Borrower to post a bond or other collateral if (i) Borrower is appealing ad valorem taxes in the normal course of Borrower's business and (ii) no action is taken to commence foreclosure procedures on the Property or any portion thereof and (iii) the collateral pledged to Lender to secure the loan evidenced by the Note and this Security Deed is not otherwise jeopardized in Lender's sole opinion.

        5. PAYMENT OF LIENS, CHARGES AND ENCUMBRANCES. To immediately pay and discharge from time to time when the same shall become due all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien, charge or encumbrance upon the Property or any part thereof, or on the rents, issues, income, revenues, profits and proceeds arising therefrom and, in general, to do or cause to be done everything necessary so that the lien of this Security Deed shall be fully preserved at the cost of the Borrower, without expense to the Lender. Borrower shall have the right to contest, in good faith and in accordance with applicable laws and procedures, mechanic's and materialmen's liens filed against the Property; provided, however, that Borrower shall give written notice thereof to Lender, and Lender may at its sole option require Borrower to post a bond or other collateral satisfactory to Lender (and acceptable to the title company insuring the Security Deed) in connection with any such action by Borrower.

        6. PAYMENT OF JUNIOR ENCUMBRANCES. To permit no default or delinquency under any other lien, imposition, charge or encumbrance against the Property, even though junior and inferior to the lien of this Security Deed; provided, however, the foregoing shall not be construed to permit any other lien or encumbrance against the Property.

        7. PAYMENT OF MORTGAGE TAXES. To pay any and all taxes which may be levied or assessed directly or indirectly upon the Note and this Security Deed (except for income taxes payable by the Lender) or the debt secured hereby, without regard to any law which may be hereafter enacted imposing payment of the whole or any part thereof upon the Lender, its successors or assigns. Upon violation of this agreement to pay such taxes levied or assessed upon the Note and this Security Deed, or upon the rendering by any court of competent jurisdiction of a decision that such an agreement by the Borrower is legally inoperative, or if any court of competent jurisdiction shall render a decision that the rate of said tax when added to the rate of interest provided for in the Note exceeds the then maximum rate of interest allowed by law, then, and in any such event, the debt hereby secured shall, at the option of the Lender, its successors or assigns, become immediately due and payable, anything contained in this Security Deed or in the Note secured hereby notwithstanding, without the imposition of a Prepayment


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Premium (as defined in the Note). The additional amounts which may become due and payable hereunder shall be part of the debt secured by this Security Deed.

        8. HAZARD INSURANCE. To continuously, during the term hereof, keep the Improvements and the Fixtures and Personal Property now or hereafter existing, erected, installed and located in or upon the Real Property insured with extended coverage insurance against loss or damage resulting from fire, windstorm, flood (but only if any of the Improvements are located in a flood plain), sinkhole and such other hazards, casualties, contingencies and perils, including, without limitation, other risks insured against by persons operating like properties in the locality of the Property, on such forms as may be required by Lender, covering the Property in the amount of the full replacement cost thereof (provided that Borrower provides a replacement cost endorsement satisfactory to Lender; otherwise, the amount of such insurance shall not be less than the difference between the outstanding balance of the Note and eighty (80%) percent of the then appraised value of the Land and Improvements as determined by Lender in its sole discretion), and covering all loss or abatement of rental or other income without provision for co-insurance in an amount equal to the scheduled rental income of the Property for a period of twelve (12) months, or if applicable, business interruption insurance in an amount sufficient to pay debt service, operating expenses, taxes and insurance for the Property for twelve (12) months, and covering loss by flood (if the Property lies in a specified Flood Hazard Area as designated on the Department of Housing and Urban Development Maps, or other flood prone designation) in an amount equal to the outstanding principal balance of the indebtedness secured hereby or such other amount of coverage as approved by Lender. All such insurance shall be carried with such company or companies as may be acceptable to the Lender, which company or companies shall have a current rating equivalent to at least A:VIII as shown in Best's Key Rating Guide, and the original policy or policies and renewals thereof (or duplicate originals or certified copies thereof), together with receipts evidencing payment of the premium therefor, shall be deposited with, held by and are hereby assigned to Lender as additional security for the indebtedness secured hereby. Each such policy of insurance shall contain a non-contributing loss payable clause in favor of and in form acceptable to Lender and shall provide for not less than thirty (30) days' prior written notice to Lender of intent to modify, cancel or terminate or the expiration of such policies of insurance. Not less than fifteen (15) days prior to the expiration dates of each policy required of the Borrower hereunder, Borrower will deliver to Lender a renewal policy or policies or a certified copy thereof marked "premium paid" or accompanied by other evidence of payment and renewal satisfactory to Lender (Lender agrees that a binder for a renewal policy accompanied by a copy of an invoice for the premium associated therewith (which may show that the premium can be paid in quarterly installments) shall be satisfactory evidence of payment and renewal provided that Borrower delivers to Lender evidence of the payment of such premium on or before the date the premium (or installments thereof, if applicable) is due); and in the event of foreclosure of or exercise of the power of sale in this Security Deed, any purchaser or purchasers of the Property shall succeed to all rights of the Borrower, including any rights to unearned premiums, in and to all insurance policies assigned and delivered to Lender pursuant to the provisions of this Paragraph 8.

        In the event of loss by reason of hazards, casualties, contingencies or perils for which insurance has been required by the Lender hereunder, the Borrower shall give immediate notice thereof to the Lender, and the Lender is hereby irrevocably appointed attorney-in-fact coupled with an interest, for the Borrower to, at Lender's option, make proof of loss if not made promptly by the Borrower, and each insurance company concerned is hereby notified, authorized and directed to make payment for such loss directly to the Lender, instead of to the Borrower and Lender jointly, and Borrower hereby authorizes Lender to adjust and compromise any losses for which insurance proceeds are payable under any of the aforesaid insurance policies and, after deducting the costs of collection, to apply the proceeds of such insurance, at its option, as follows: (a) to the restoration or repair of the insured Improvements, Fixtures and Personal Property, provided that, in the opinion and sole discretion of the Lender, such restoration or repair is reasonably practical and, provided further, that, in the opinion and sole discretion of the Lender, either: (i) the insurance proceeds so collected are sufficient to cover the cost of such restoration or repair of the damage or destruction with respect to which such proceeds were paid, or (ii) the insurance proceeds so collected are not sufficient alone to cover the cost of such restoration or repair, but are sufficient therefor when taken together with funds provided and made available by the Borrower from other sources; in which event the Lender shall make such insurance proceeds available to the Borrower for the purpose of effecting such restoration or repair; but Lender shall not be obligated to see to the proper application of such insurance proceeds nor shall the amount of funds so released or used be deemed to be payment of or on account of the indebtedness secured hereby, or (b) to the reduction of the outstanding principal indebtedness secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable or that said indebtedness is otherwise adequately secured, in which event such proceeds shall be applied at par against the indebtedness secured hereby and the monthly payment due on account of such indebtedness shall be adjusted accordingly. None of such actions taken by the Lender shall be deemed to be or result in a waiver or impairment of any equity, lien or right of the Lender under and by virtue of this Security Deed, nor will the application of such insurance proceeds to the reduction of the indebtedness serve to cure any default in the payment thereof. In the event of foreclosure of this Security Deed or other transfer of title to the Property in extinguishment of the indebtedness secured hereby, all right, title and interest of the Borrower in and to any insurance policies then in force and insurance proceeds then payable shall pass to the purchaser or grantee.

        In case of Borrower's failure to keep the Property so insured, Lender or its assigns, may, at its option (but shall not be required to) effect such insurance at Borrower's expense.

        Notwithstanding anything set forth in this Paragraph 8 to the contrary, in the event of loss or damage to the Property by fire or other casualty for which insurance has been required by Lender and provided by Borrower, and the amount of such loss or damage does not exceed fifty percent (50%) of the outstanding principal balance of the Note, the Lender hereby agrees to allow the proceeds of insurance to be used for restoration of the Property and to release such insurance proceeds to Borrower as such restoration progresses, provided:

                (a) Borrower is not in default under any of the terms, covenants and conditions of this Security Deed, the Note or any of the Loan Documents evidencing or securing the Note;

                (b)      [intentionally omitted]

                (c) The plans and specifications for restoration of the Property are approved in writing by the Lender;

                (d) At all times during such restoration, Borrower has deposited with Lender funds which, when added to such insurance proceeds, are sufficient to complete the restoration of the Property as certified by an architect approved by Lender in accordance with the approved plans and specifications and all applicable building codes and zoning ordinances and regulations, and further, that the sufficiency of such funds is certified to Lender by Lender's inspecting architect/engineer;

                (e) Borrower provides payment and performance bonds and builder's all risk insurance for such restoration in form and amount acceptable to Lender;

                (f) The insurer under such policies of fire or other casualty insurance does not assert any defense to payment under such policies against Lender, Borrower or any tenant of the Property;

                (g) The insurance proceeds held by Lender shall be disbursed no more often than once per month and in not more than five (5) increments of amounts of not less than FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) each (except the final disbursement of such proceeds which may be in an amount less than FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00). Lender's obligation to make any such disbursement shall be conditioned upon Lender's receipt of a written certification from the Lender's inspecting architect/engineer that all construction and work for

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


                         which such disbursement is requested has been completed in accordance with the approved plans and specifications and all applicable building codes, zoning ordinances and all other local or federal governmental regulations and, further, that Borrower has deposited with Lender sufficient funds to complete such restoration in accordance with subparagraph (d) above;

                (h) Lender shall have the option, upon the completion of such restoration of the Property, to apply any surplus insurance proceeds remaining after the completion of such restoration, at par, to the reduction of the indebtedness secured by this Security Deed; notwithstanding the fact that the amount owing thereon may not then be due and payable or that said indebtedness is otherwise adequately secured; and

                (i) Lender shall be entitled to require and to impose such other conditions to the release of such insurance proceeds for restoration of the Property as would be customarily or reasonably required and imposed by a construction lender for a project of similar nature and cost.

        9. LIABILITY INSURANCE. To carry and maintain such comprehensive general liability insurance as may from time to time be required by Lender, taking into consideration the type of property insured and the corresponding liability exposure, on forms, in amounts and with such company or companies as may be acceptable to Lender. All such comprehensive general liability insurance shall be carried with a company or companies as may be acceptable to Lender, which company or companies shall have a current rating equivalent to at least A:VIII as shown in Best's Key Rating Guide. Such policy or policies of insurance shall name Lender as an additional insured and shall provide for not less than thirty
(30) days' prior written notice to Lender of modification, cancellation, termination or expiration of such policy or policies of insurance. Not less than fifteen (15) days prior to the expiration dates of such policy or policies, Borrower will deliver to Lender a renewal policy or policies or a certified copy thereof marked "premium paid" or accompanied by other evidence of payment and renewal satisfactory to Lender (Lender agrees that a binder for a renewal policy accompanied by a copy of an invoice for the premium associated therewith (which may show that the premium can be paid in quarterly installments) shall be satisfactory evidence of payment and renewal provided that Borrower delivers to Lender evidence of the payment of such premium on or before the date the premium (or installments thereof, if applicable) is due). The original policy or policies and all renewals thereof (or duplicate originals or certified copies thereof), together with receipts evidencing payment of the premium therefor, shall be deposited with, held by and are hereby assigned to Lender as additional security for the indebtedness secured hereby.

        10. COMPLIANCE WITH LAWS. To observe, abide by and comply with all statutes ordinances, laws, orders, requirements or decrees relating to the Property enacted, promulgated or issued by any federal, state, county or municipal authority or any agency or subdivision thereof having jurisdiction over the Borrower or the Property, and to observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including, but not limited to, zoning variances, special exceptions and nonconforming uses), privileges, franchises and concessions which are applicable to the Property or which have been granted to or contracted for by Borrower in connection with any existing, presently contemplated or future use of the Property.

        11. MAINTENANCE OF PERMITS. To obtain, keep and constantly maintain in full force and effect during the entire term of this Security Deed, all certificates, licenses and permits necessary to keep the Property operating as an apartment complex project, and, except as specifically provided for in this mortgage, not to assign, transfer or in any manner change such certificates, licenses or permits without first receiving the written consent of the Lender.

        12. OBLIGATIONS OF BORROWER AS LESSOR. To perform every obligation of the Borrower (as the lessor) and enforce every obligation of the lessee in any and every lease or other occupancy agreement affecting the Property or any part thereof (hereinafter referred to as the "Occupancy Leases"), and not to modify, alter, waive or cancel any such Occupancy Leases or any part thereof, nor collect for more than thirty (30) days in advance any rents that may be collectible under any such Occupancy Leases and, except as provided for in this Security Deed, not to assign any such Occupancy Lease or any such rents to any party other than Lender, without the prior written consent of the Lender. In the event of default under any such Occupancy Lease by reason of failure of the Borrower to keep or perform one or more of the covenants, agreements or conditions thereof, the Lender is hereby authorized and empowered, and may, at its sole option, remedy, remove or cure any such default, and further, Lender may, at its sole option and in its sole discretion, but without obligation to do so, pay any sum of money deemed necessary by it for the performance of said covenants, agreements and conditions, or for the curing or removal of any such default, and incur all expenses and obligations which it may consider necessary or reasonable in connection therewith, and Borrower shall repay on demand all such sums so paid or advanced by Lender together with interest thereon until paid at the lesser of either (i) the highest rate then allowed by the laws of the State of Georgia, or, if controlling, the laws of the United States, or (ii) the then-applicable interest rate of the Note plus five hundred (500) basis points; all of such sums, if unpaid, shall be added to and become part of the indebtedness secured hereby. All such Occupancy Leases hereafter made shall be subject to the approval of Lender and (a) shall be at competitive market rental rates then prevailing in the geographic area for apartment complexes comparable to the Property and (b) at Lender's option shall be superior or subordinate in all respects to the lien of this Security Deed. Provided, however, that the Lender shall not require approval in advance of any Occupancy Leases which conform to the Borrower's Form Lease (as hereinafter defined) as previously approved by Lender, except as set forth below. Neither the right nor the exercise of the right herein granted unto Lender to keep or perform any such covenants, agreements, or conditions as aforesaid shall preclude Lender from exercising its option to cause the whole indebtedness secured hereby to become immediately, but subject to the notice and cure period in Paragraph 23, due and payable by reason of Borrower's default in keeping or performing any such covenants, agreements or conditions as hereinabove required.

        Lender has heretofore approved a form of Occupancy Lease to be used by Borrower in connection with the Property (hereinafter referred to as the "Form Lease"). Borrower shall not, without the prior written consent of the Lender, modify or alter the Form Lease in any material respect. In addition Borrower shall not, without the prior written consent of Lender, surrender or terminate (except in the ordinary course of business), either orally or in writing, any Occupancy Lease now existing or hereafter made for all or part of the Property, permit an assignment or sublease of any such Occupancy Lease, or request or consent to the subordination of any Occupancy Lease to any lien subordinate to this Security Deed. Upon request, the Borrower shall furnish the Lender with copies of all executed Occupancy Leases of all or any part of the Property now existing or hereafter made, and Borrower shall assign to the Lender (which assignment shall be in form and content acceptable to Lender), as additional security for the Note, all Occupancy Leases now existing or hereafter made of all or any part of the Property.

        13. MAINTENANCE OF PARKING AND ACCESS; PROHIBITION AGAINST ALTERATION. To construct, keep and constantly maintain, as the case may be, all curbs, drives, parking areas and the number of parking spaces heretofore approved by the Lender or heretofore or hereafter required by any governmental body, agency or authority having jurisdiction over the Borrower or the Property, and not to alter, erect, build or construct upon any portion of the Property, any building or structure of any kind whatsoever, the erection, building or construction of which has not been previously approved by Lender in writing, which approval shall be at the sole discretion of Lender. To the extent any alterations or improvements are required to be approved by any tenants of the Property, no such alterations or improvements shall be made unless and until such consent has been obtained in writing and a copy thereof furnished to Lender.

        14. EXECUTION OF ADDITIONAL DOCUMENTS. To do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, deeds to secure debt, assignments, notices of assignments, transfers, assurances and other instruments, including security agreements and financing statements, as the Lender shall from time to time require for the purpose of better assuring, conveying, assigning, transferring and confirming unto the Lender the Property and rights hereby encumbered, created, conveyed, assigned or intended now or hereafter so to be encumbered, created, conveyed or assigned or which the Borrower may now be or may hereafter become bound to encumber, create, convey, or assign to the Lender, or for the purpose of carrying out the intention or facilitating the performance of the terms of this Security Deed, or for filing, registering or recording this Security Deed, and to pay all filing, registration or recording fees and all taxes, costs and other expenses, including Reasonable Attorneys' Fees (as defined in Paragraph 47), incident to the preparation, execution, acknowledgment, delivery, and recordation of any of the same.

        15. AFTER-ACQUIRED PROPERTY SECURED. It is understood and agreed that all right, title and interest of the Borrower in and to all extensions, improvements, betterments, renewals, substitutions and replacements of, and all additions and appurtenances to, the Property hereinabove described, hereafter acquired by or released to the Borrower, or constructed, assembled or placed by the Borrower on the Real Property, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, encumbrance, conveyance, assignment or other act by the Borrower, shall become subject to the lien and security title of this Security Deed as fully and completely and with the same effect as though now owned by the Borrower and specifically described herein, but at any and all times the Borrower will execute and deliver to the Lender any and all such further assurances, mortgages, deeds to secure debt, conveyances, or assignments thereof or security interests therein as the Lender may reasonably require for the purpose of expressly and specifically subjecting the same to the lien of this Security Deed.

        16. PAYMENTS BY LENDER ON BEHALF OF BORROWER. Should the Borrower fail to make payment of any taxes, assessments or public charges on or with respect to the Property before the same shall become delinquent, or shall fail to make payment of any insurance premiums or other charges, impositions or liens herein or elsewhere required to be paid by the Borrower, then the Lender, at its sole option, but without obligation to do so, may make payment or payments of the same and also may redeem the Property from tax sale without any obligation to inquire into the validity of such taxes, assessments and tax sales. In the case of any such payment by the Lender, the Borrower agrees to reimburse the Lender, upon demand therefor, the amount of such payment and of any fees and expenses attendant in making the same, together with interest thereon at the lesser of either (i) the highest rate then allowed by the laws of the State of Georgia, or if controlling, the laws of the United States, or (ii) the then applicable interest rate of the Note plus five hundred (500) basis points; and until paid, such amounts and interest shall be added to and become part of the debt secured hereby to the same extent that this Security Deed secures the repayment of the indebtedness evidenced by the Note. In making payments hereby authorized by the provisions of this Paragraph 16; the Lender may do so whenever, in its sole judgment and discretion, such advance or advances are necessary or desirable to protect the full security intended to be afforded by this instrument. Neither the right nor the exercise of the right herein granted unto the Lender to make any such payments as aforesaid shall preclude the Lender from exercising its option to cause the whole indebtedness secured hereby to become immediately due and payable by reason of the Borrower's default in making such payments as hereinabove required.

        17. FUNDS HELD BY LENDER FOR TAXES, INSURANCE PREMIUMS, ASSESSMENTS AND OTHER CHARGES. In order to more fully protect the security of this Security Deed, Borrower shall deposit with the Lender, together with and in addition to each monthly payment due on account of the indebtedness evidenced by the Note, an amount equal to one-twelfth (1/12) of the annual total of such taxes, insurance premiums, assessments and charges (all as estimated by the Lender in its sole discretion) so that, at least thirty (30) days prior to the due date thereof, Lender shall be able to pay in full all such taxes, insurance premiums, assessments and other charges as the same shall become due, and the Lender may hold without paying interest and commingle with its general funds the sums so deposited and apply the same to the payment of said taxes, insurance premiums, assessments or other charges as they become due and payable. If at any time the funds so held by Lender are insufficient to pay such taxes, insurance premiums, assessments or other charges as they become due and payable the Borrower shall immediately, upon notice and demand by Lender, deposit with Lender the amount of such deficiency, and the failure on the part of the Borrower to do so shall entitle the Lender, at its sole option, to make such payments in accordance with its rights and pursuant to the conditions elsewhere provided in this Security Deed. Notwithstanding any default under this Security Deed, Lender agrees to apply any funds deposited by Borrower and being held by Lender pursuant to this paragraph for the payment of taxes toward the payment of taxes which are then a lien on the Property. Thereafter, at its sole option, Lender may apply any funds so held by it pursuant to this Paragraph 17 toward the payment of the indebtedness secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable or that said indebtedness is otherwise adequately secured in such order and manner of application as Lender may elect.

        18. CONDEMNATION; EMINENT DOMAIN. All awards and other compensation heretofore or hereafter made to Borrower and all subsequent owners of the Property in any taking by eminent domain or recovery for inverse condemnation, either permanent or temporary, of all or any part of the Property or any easement or any appurtenance thereto, including severance and consequential damages and change in grade of any street, are hereby assigned to Lender, and Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, and authorizes, directs and empowers such attorney, at the option of said attorney, on behalf of Borrower, its successors and assigns, to adjust or compromise the claim for any such award and alone to collect and receive the proceeds thereof, to give proper receipts and acquittances therefor and, after deducting any expenses of collection, at its sole option:

        (i) to apply the net proceeds as a credit upon the outstanding principal balance of the indebtedness secured hereby, as selected by Lender, notwithstanding the fact that the amount owing thereon may not then be due and payable or that the indebtedness is otherwise adequately secured. In the event Lender applies such awards to the reduction of the outstanding indebtedness evidenced by the Note, such proceeds shall be applied at par and the monthly installments due and payable under the Note shall be adjusted accordingly; however no such application shall serve to cure an existing default in the payment of the Note; or

        (ii) to hold said proceeds without any allowance of interest and make the same available for restoration or rebuilding the Property. In the event that Lender elects to make said proceeds available to reimburse Borrower for the cost of the restoration or rebuilding of the buildings or improvements on the Property, such proceeds shall be made available in the manner and under the conditions that Lender may require as provided under Paragraph 8 hereof. If the proceeds are made available by Lender to reimburse Borrower for the cost of said restoration or rebuilding, any surplus which may remain out of said award after payment of such cost of restoration or rebuilding shall be applied on account of the indebtedness secured hereby at par notwithstanding the fact that the amount owing thereon may not then be due and payable or that said indebtedness is otherwise adequately secured.

        Borrower further covenants and agrees to give Lender immediate notice of the actual or threatened commencement of any proceedings under eminent domain and to deliver to Lender copies of any and all papers served in connection with any proceedings. Borrower further covenants and agrees to make, execute and deliver to Lender, at any time or times, upon request, free, clear and discharged of any encumbrance of any kind whatsoever, any and all further assignments and/or other instruments deemed necessary by Lender for the purpose of validly and sufficiently assigning all such awards and other compensation heretofore or hereafter made to Lender (including the assignment of any award from the United States government at any time after the allowance of the claim therefor, the ascertainment of the amount thereof and the issuance of the warrant for payment thereof).

        It shall be a default hereunder if any part of any of the Improvements situated on the Property shall be condemned by any governmental authority having jurisdiction, or if lands constituting a portion of the Property shall be condemned by any governmental authority having jurisdiction, such that the Property is in violation of applicable parking, zoning or other ordinances, or fails to comply with the terms of the Occupancy Leases, and in either of said events, Lender shall be entitled to exercise any or all remedies provided or referenced in this Security Deed.

        19. COSTS OF COLLECTION. In the event that the Note secured hereby is placed in the hands of an attorney for collection, or in the event that the Lender shall become a party either as plaintiff or as defendant, in any action, suit, appeal or legal proceeding (including, without limitation, foreclosure, condemnation, bankruptcy, administrative proceedings or any proceeding wherein proof of claim is by law required to be filed), hearing, motion or application before any court or administrative body in relation to the Property or the lien and security interest granted or created hereby or herein, or for the recovery or protection of said indebtedness or the Property, or for the foreclosure of this Security Deed, the Borrower shall save and hold the Lender harmless from and against any and all costs and expenses incurred by the Lender on account thereof, including, but not limited to, Reasonable Attorneys' Fees, title searches and abstract and survey charges, at all trial and appellate levels, and the Borrower shall repay, on demand, all such costs and expenses, together with interest thereon until paid at the lesser of either (i) the highest rate then allowed by the laws of the State of Georgia, or, if controlling, the laws of the United States, or (ii) the applicable rate of interest of the Note plus five hundred (500) basis point; all of which sums, if unpaid, shall be added to and become a part of the indebtedness secured hereby.

        20. DEFAULT RATE. If the entire outstanding balance of the Note is due, whether at maturity, by acceleration or otherwise, the total amount due, whether principal, interest or money owing for advancements pursuant to the terms of this Security Deed or any other Loan Document, shall bear interest until paid at the lesser of (i) the highest rate then allowed by the laws of the State of Georgia, or, if controlling, the laws of the United States, or (ii) the then applicable rate of interest of the Note plus five hundred (500) basis points (five percent per annum); all of which sums shall be added to and become a part of the indebtedness secured hereby.

        21. SAVINGS CLAUSE; SEVERABILITY. Notwithstanding any provisions in the Note or in this Security Deed to the contrary, the total liability for payments in the nature of interest including but not limited to Prepayment Premiums, default interest and late fees shall not exceed the limits imposed by laws of the State of Georgia or the United States of America relating to maximum allowable charges of interest. Lender shall not be entitled to receive, collect or apply, as interest on the indebtedness evidenced by the Note, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law. In the event Lender ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to reduce the unpaid principal balance of the indebtedness evidenced by the note. If the unpaid principal balance of such indebtedness is paid in full any remaining excess shall be paid forthwith to the Borrower. If any clauses or provisions herein contained operate or would prospectively operate to invalidate this Security Deed, then such clauses or provisions only shall be held for naught, as though not herein contained, and the remainder of this Security Deed shall remain operative and in full force and effect.

        22. BANKRUPTCY, REORGANIZATION OR ASSIGNMENT. It shall be a default hereunder if the Borrower or any general partner of Borrower shall: (a) consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of Borrower's assets, or (b) be adjudicated a bankrupt or insolvent, or file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, or (c) make a general assignment for the benefit of creditors, or (d) file a petition under or take advantage of any insolvency law, or (e) file an answer admitting the material allegations of a petition filed against the Borrower or any general partner of Borrower in any bankruptcy, reorganization or insolvency proceeding or fail to cause the dismissal of such petition within sixty (60) days after the filing of said petition, or (f) take action for the purpose of effecting any of the foregoing, or (g) if any order, judgment or decree shall be entered upon an application of a creditor of Borrower or any general partner of Borrower by a court of competent jurisdiction approving a petition seeking appointment of a receiver or trustee of all or a substantial part of the Borrower's assets or any of Borrower's general partner's assets and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days.

        23. TIME IS OF THE ESSENCE; MONETARY AND NON-MONETARY DEFAULTS. It is understood by Borrower that time is of the essence hereof in connection with all obligations of Borrower herein, in the Note, the Assignment (as defined in Paragraph 34) and any of the other Loan Documents.

        If default be made in the payment of any installment of the Note, whether of principal or interest, or in the payment of any other sums of money referred to herein or in the Note, promptly and fully when the same shall be due and such Monetary Default (as hereinafter defined) remains uncured after the Monetary Cure Period (as hereinafter defined), if applicable (if the Monetary Cure Period is not applicable, no notice or demand from Lender to Borrower shall be required), or in the event a breach or default be made by the Borrower in any one of the agreements, conditions and covenants of said Note, this Security Deed, the Assignment or any Loan Documents evidencing or securing the Note, or in the event that each and every one of said agreements, conditions and covenants are not otherwise duly, promptly and fully discharged or performed, and any such Non-Monetary Default (as hereinafter defined) remains uncured for a period of thirty (30) days after written notice thereof from the Lender to the Borrower has been delivered in the manner prescribed in Paragraph 41 hereof (except that if such Non-Monetary Default cannot reasonably be cured within the 30 day period Borrower shall have a reasonable period of time to cure such default provided that Borrower commences the cure of such default within the 30 day period and thereafter diligently pursues the cure to completion), Lender at its sole option may thereupon or thereafter declare the indebtedness evidenced by the Note, as well as all other monies secured hereby, including, without limitation, all Prepayment Premiums and late payment charges, to be forthwith due and payable, whereupon the principal of and the interest accrued on the indebtedness evidenced by the Note and all other sums secured by this Security Deed at the option of Lender shall immediately become due and payable as if all of said sums of money were originally stipulated to be paid on such day, and thereupon, the Lender may avail itself of all rights and remedies provided by law and may prosecute a suit at law or in equity as if all monies secured hereby had matured prior to its institution, anything in this Security Deed or in the Note to the contrary notwithstanding. Lender shall give Borrower notice in the manner described in Paragraph 41 hereof of, and a 5 day right-to-cure period ("Monetary Cure Period") to cure, any Monetary Default (as hereinafter defined); provided, however such Monetary Cure Period shall be limited to once per loan year for the term of the Note. Lender shall have no obligation to give Borrower notice of any Incurable Default (as hereinafter defined) prior to exercising its right, power and privilege to accelerate the maturity of the indebtedness secured hereby.

        As used herein, the term "Monetary Default" shall mean any default which can be cured by the payment of money such as, but not limited to, the payment of principal and interest due under the Note, the payment of taxes, assessments and insurance premiums when due as provided in this Security Deed. As used herein, the term "Non-Monetary Default" shall mean any default which is not a Monetary Default or an Incurable Default. As used herein, the term "Incurable Default" shall mean (i) any voluntary or involuntary sale, assignment, mortgaging, encumbering or transfer in violation of the covenants contained in Paragraph 30 hereof; or (ii) if Borrower, or its general partner, should make an assignment for the benefit of creditors, become insolvent, or file a petition in bankruptcy (including but not limited to, a petition seeking a rearrangement or reorganization).

        If a default shall occur hereunder and is not timely cured as herein provided, and, as a result thereof, the indebtedness secured hereby is accelerated and is due and payable in full, the Lender, at its option, may sell the Property or any part of the Property at public sale or sales before the door of the courthouse of the County in which the Property or any part of the Property is situated, to the highest bidder for cash, in order to pay the indebtedness secured hereby and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including Reasonable Attorney's Fees after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in said County. The foregoing notwithstanding, the Lender may sell, or cause to be sold, any tangible or intangible personal property, or any part thereof, and which constitute a part of the security hereunder, in the foregoing manner, or as may otherwise be provided by law. The Lender may bid and purchase at any such sale and, if Lender should be the successful bidder at such sale, may satisfy the Lender's obligation to purchase pursuant to the Lender's bid by canceling an equivalent portion of any indebtedness then outstanding and secured hereby. At any such sale, the Lender may execute and deliver to the purchaser a conveyance of the Property or any part of the Property in fee simple with full warranties of title and to this end, the Borrower hereby constitutes and appoints the Lender the agent and attorney in fact of the Borrower to make such sale and conveyance, and thereby to divest the Borrower of all right, title and equity that the Borrower may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney in fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding on the Borrower. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided by law for collection of the indebtedness secured hereby and shall not be exhausted by one exercise thereof but may be exercised until full payment of all sums secured hereby. Upon any such sale pursuant to the aforementioned power of sale and agency, the proceeds of said sale shall be applied first to payment of the indebtedness secured hereby and accrued interest and late charges thereon, then to said insurance premiums, liens, assessments, taxes and charges including utility charges with accrued interest thereon and then to the reasonable expenses of such sale and of all proceedings in connection therewith, including reasonable attorney's fees, and finally, the remainder, if any, shall be paid to the party legally entitled to same.

        In the event of any such public sale pursuant to the aforesaid power of sale and agency, the Borrower shall be deemed a tenant holding over and shall forthwith deliver possession of the Property to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

        The failure or omission on the part of the Lender to exercise the option for acceleration of maturity and to foreclose or exercise the power of sale in this Security Deed following any default as aforesaid or to exercise any other option or remedy granted hereunder to Lender when entitled to do so in any one or more instances, or the acceptance by Lender of partial payment of the indebtedness secured hereby, whether before or subsequent to Borrower's defaults hereunder, shall not constitute a waiver of any such default or the right to exercise any such option or remedy, but such option or remedy shall remain continuously in force. Acceleration of maturity, once claimed hereunder by Lender, at the option of Lender, may be rescinded by written acknowledgment to that effect by Lender, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity.

            In case Lender shall have proceeded to enforce any right, power or remedy under this Security Deed by foreclosure, entry or otherwise, or in the event Lender commences advertising of the intended exercise of the sale under power provided hereunder and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Lender, then in every such case (i) Borrower and Lender shall be restored to their former positions and rights, (ii) all rights, powers and remedies of Lender shall continue as if no such proceeding had been taken,
(iii) each and every Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be and shall be deemed to be a continuing Default, and (iv) neither this Security Deed, nor the Note, nor any other instrument concerned therewith, shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment, and Borrower hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

        24. PROTECTION OF LENDER'S SECURITY. At any time after default hereunder, the Lender is authorized, without notice and in its sole discretion, to enter upon and take possession of the Property or any part thereof and to perform any acts which the Lender deems necessary or proper to conserve the security herein intended to be provided by the Property, to operate any business or businesses conducted thereon and to collect and receive all rents, issues and profits thereof and therefrom, including those past due as well as those accruing thereafter.

        25. APPOINTMENT OF RECEIVER. If, at any time after a default hereunder, in the sole discretion of the Lender, a receivership may be necessary to protect the Property or its rents, issues, revenue, profits or proceeds, whether before or after maturity of the indebtedness secured hereby and whether before or at the time of or after the institution of suit to collect such indebtedness, or to enforce this Security Deed, the Lender, as a matter of strict right and regardless of the value of the Property or the amounts due hereunder or secured hereby, or of the solvency of any party bound for the payment of such indebtedness, shall have the right, upon ex parte application and without notice to anyone, and by any court having jurisdiction, to the appointment of a receiver to take charge of, manage, preserve, protect and operate the Property, to collect the rents, issues, revenues, profits, proceeds and income thereof, to make all necessary and needful repairs, and to pay all taxes, assessments and charges against the Property and all premiums for insurance thereon, and to do such other acts as may by such court be authorized and directed, and after payment of the expenses of the receivership and the management of the Property, to apply the net proceeds of such receivership in reduction of the indebtedness secured hereby or in such other manner as the said court shall direct, notwithstanding the fact that the amount owing thereon may not then be due and payable or the said indebtedness is otherwise adequately secured. Such receivership shall, at the option of Lender, continue until full payment of all sums hereby secured or until title to the Property shall have passed by sale under this Security Deed. Borrower hereby specifically waives its right to object to the appointment of a receiver as aforesaid and hereby expressly agrees that such appointment shall be made as an admitted equity and as a matter of absolute right to the Lender.

        26. RIGHTS AND REMEDIES CUMULATIVE; FORBEARANCE NOT A WAIVER. The rights and remedies herein provided are cumulative and Lender, as the holder of the Note and of every other obligation secured hereby, may recover judgment thereon, issue execution therefor and resort to every other right or remedy available at law or in equity, without first exhausting any right or remedy available to Lender and without affecting or impairing the security of any right or remedy afforded hereby, and no enumeration of special rights or powers by any provisions hereof shall be construed to limit any grant of general rights or powers, or to take away or limit any and all rights granted to or vested in Lender by law, and Borrower further agrees that no delay or omission on the part of the Lender to exercise any rights or powers accruing to it hereunder shall impair any such right or power or shall be construed to be a waiver of any such event of default hereunder or any acquiescence therein; and every right, power and remedy granted herein or by law to the Lender may be exercised from time to time as often as may be deemed expedient by the Lender.

        27. MODIFICATION NOT AN IMPAIRMENT OF SECURITY. Lender, without notice and without regard to the consideration, if any, paid therefor, and notwithstanding the existence at the time of any inferior mortgages, deeds to secure debt, or other liens thereon, may release any part of the security described herein or may release any person or entity liable for any indebtedness secured hereby without in any way affecting the priority of this Security Deed, to the full extent of the indebtedness remaining unpaid hereunder, upon any part of the security not expressly released. Lender may, at its option and within its sole discretion, also agree with any party obligated on said indebtedness, or having any interest in the security described herein, to extend the time for payment of any part or all of the indebtedness secured hereby, and such agreement shall not, in any way, release or impair this Security Deed, but shall extend the same as against the title of all parties having any interest in said security, which interest is subject to this Security Deed.

        28. PROPERTY MANAGER. The exclusive manager of the Property shall be the Borrower or such other manager as may be first approved in writing by Lender. The exclusive leasing agent of the Property, if other than the foregoing party, shall be first approved in writing by the Lender. The governing management and leasing contracts shall be subordinate to this Security Deed and satisfactory to and subject to the written approval of Lender throughout the term of the indebtedness secured hereby. Upon default in either of these requirements, then the whole of the indebtedness hereby secured shall, at the election of the Lender, become immediately (subject to the cure period for a Non-Monetary Default) due and payable, together with any default premium and late payment charges required by the Note, and the Lender shall be entitled to exercise any or all remedies provided or referenced in this Security Deed.

        29. MODIFICATION NOT A WAIVER. In the event Lender: (a) releases, as aforesaid any part of the security described herein or any person or entity liable for any indebtedness secured hereby, or (b) grants an extension of time for the payment of the Note, or (c) takes other or additional security for the payment of the Note, or (d) waives or fails to exercise any rights granted herein, in the Note, or any of the other Loan Documents, any said act or omission shall not release Borrower, subsequent purchasers of the Property or any part thereof, or makers, sureties, endorsers or guarantors of the Note, if any, from any obligation or any covenant of this Security Deed, the Note, or any of the other Loan Documents, nor preclude Lender from exercising any right, power or privilege herein granted or intended to be granted in the event of any other default then made, or any subsequent default.

        30. TRANSFER OF PROPERTY OR CONTROLLING INTEREST IN BORROWER; ASSUMPTION. Except as hereafter provided, without the prior written consent of the Lender, the sale, transfer, assignment, or conveyance of all or any portion of the Property, or a transfer, assignment, or conveyance of a "controlling interest" in Borrower whether voluntarily or by operation of law, without the prior written consent of Lender, shall constitute a default under the terms of this Security Deed and entitle the Lender, at its sole option, to accelerate all sums due on the Note together with any Prepayment Premiums, late payment charges, or any other amounts secured hereby. As used herein the term "controlling interest" means, in the case of a partnership, greater than a 50% interest in the partnership or votes greater than 50% of the votes required to approve any major decisions (as opposed to day-to-day or ministerial decisions) of the partnership, and in the case of a corporation, greater than 50% of the outstanding voting shares of stock of the corporation. (Notwithstanding the foregoing sentence, a transfer of partnership interests or partnership units in the ordinary course of business of Borrower as an "up-REIT" real estate investment trust structure shall be permitted and shall not constitute a conveyance of a "controlling interest" in Borrower.) Lender, may, however, elect to waive the option to accelerate granted hereunder if, prior to any such sale, transfer, assignment or conveyance of the Property, the following conditions shall be fully satisfied: (a) the Lender acknowledges in writing that, in its sole discretion, the creditworthiness of the proposed transferee and the ability and experience of the proposed transferee to operate the Property are satisfactory to Lender, and (b) Lender and the proposed transferee shall enter into an agreement in writing that (i) the interest payable on the indebtedness secured hereby shall be at such rate as Lender shall determine, (ii) the repayment schedule as set forth in the Note shall be modified by the Lender in its sole discretion to amortize the then unpaid principal balance secured hereby over a period determined by Lender in its sole discretion without a change in the maturity date of the Note, (iii) an assumption fee to be determined by Lender may be charged by the Lender in its sole discretion, and (iv) the proposed transferee shall assume in writing all obligations of Borrower under the Note, this Security Deed and the other Loan Documents. In the event the ownership of the Property, or any part thereof, shall become vested in a person or entity other than the Borrower, whether with or without the prior written consent of the Lender, the Lender may, without notice to the Borrower, deal with such successor or successors in interest with reference to the Property, this Security Deed and the Note in the same manner and to the same extent as with the Borrower without in any way vitiating or discharging the Borrower's liability hereunder or under the Note. No sale, transfer or conveyance of the Property, no forbearance on the part of the Lender and no extension of time for the payment of the debt hereby secured given by the Lender shall operate to release, discharge, modify, change or affect the original liability of the Borrower, either in whole or in part, unless expressly set forth in writing executed by the Lender. Notwithstanding anything contained herein to the contrary, Borrower hereby waives any right it now has or may hereafter have to require Lender to prove an impairment of its security as a condition to exercise the Lender's rights under this Paragraph 30. If a transfer of the Property, or a portion thereof, or a transfer of a "controlling interest" in Borrower is approved by
Lender: (a) Lender must receive for its review and approval copies of all transfer documents, (b) the approved transferee must assume in writing all obligations under the Note, this Security Deed and any other Loan Documents, and
(c) Borrower or the approved transferee must pay all costs and expenses in connection with such transfer and assumption, including without limitation, all fees and expenses incurred by Lender.

        Lender acknowledges that Borrower's general partner, Roberts Realty Investors, Inc. ("RRII"), is a real estate investment trust and that it is contemplated that Borrower may convey its interest in the Property to RRII. Therefore, notwithstanding anything contained in this Paragraph 30 to the contrary, the prior written consent of the Lender shall not be required and Lender shall not be entitled to accelerate the indebtedness evidenced by the Note or change the Loan terms upon a transfer so long as (i) the transfer is made to RRII; (ii) there is no change in the ownership interest of RRII except for transfers of shares of the real estate investment trust in the ordinary course of business; and (iii) Lender shall be given prompt notice and documentation of such transfer, and Borrower shall pay all of Lender's out-of-pocket expenses associated with such transfer; provided, however, that Borrower shall notify Lender in writing of any such transfer not less than thirty (30) days prior to the effective date of such transfer. In addition to the foregoing, Lender shall permit one (1) bona fide, arm's length transfer of the Property to any transferee without change in the loan terms; provided, however, that no such transfer shall be valid or permitted hereunder unless: (i) Lender receives prior written notice of such proposed transfer, (ii) such proposed transferee has been approved in writing by the Lender (taking into account such factors as transferee's creditworthiness, business experience and managerial capabilities) such approval not to be unreasonably withheld, (iii) Lender is paid a transfer fee in the amount of one percent (1%) of the then outstanding principal balance of the Note, (iv) Borrower or the approved transferee pays all fees and expenses incurred by Lender in connection with such transfer and assumption, including, without limitation, inspection and investigation fees and Reasonable Attorneys' Fees (as hereinafter defined), and
(v) there is no existing default hereunder or event which with the passage of time would constitute a default hereunder. Any transfer of all or any portion of the Property which does not strictly comply with the terms and conditions of the foregoing shall be a default hereunder and shall entitle the Lender to exercise all rights and remedies provided in this Security Deed.

        31. FURTHER ENCUMBRANCE PROHIBITED; SUBROGATION. So long as the Note secured hereby remains unpaid, the Borrower shall neither voluntarily nor involuntarily permit the Property or any part thereof to become subject to any secondary or other junior lien, mortgage, security interest or encumbrance of any kind whatsoever other than taxes for the current year and the Permitted Exceptions, without the prior written consent of the Lender, and the imposition of any such secondary lien, mortgage, security interest or encumbrance shall constitute an event of default hereunder and entitle the Lender, at its sole option, to declare all sums due on account of the Note to be and become immediately due and payable. In the event that Lender shall hereafter give its written consent to the imposition of any such secondary lien, mortgage, security interest or other encumbrance upon the Property, the Lender, at its sole option, shall be entitled to accelerate the maturity of the Note and exercise any and all remedies provided and available to Lender hereunder in the event that the holder of any such secondary lien or encumbrance shall institute foreclosure or other proceedings to enforce the same; it being understood and agreed that a default under any instrument or document evidencing, securing or secured by any such secondary lien or encumbrance shall be and constitute an event of default hereunder. In the event all or any portion of the proceeds of the loan secured hereby are used for the purpose of retiring debt or debts secured by prior liens on the Property, the Lender shall be subrogated to the rights and lien priority of the holder of the lien so discharged.

        32. CONVEYANCE OF MINERAL RIGHTS PROHIBITED. Borrower agrees that the making of any oil, gas or mineral lease or the sale or conveyance of any mineral interest or right to explore for minerals under, through or upon the Property would impair the value of the Property securing the Note, and that the Borrower shall have no right, power or authority to lease the Property, or any part thereof, for oil, gas or other mineral purposes, or to grant, assign or convey any mineral interest of any nature, or the right to explore for oil, gas and other minerals, without first obtaining from the Lender express written permission therefor, which permission shall not be valid until recorded among the Public Records of Gwinnett County, Georgia. The Borrower further agrees that if the Borrower shall make, execute or enter into any such lease or attempt to grant any such mineral rights without such prior written permission of the Lender, then the Lender shall have the option, without notice, to declare the same to be a default hereunder and to declare the indebtedness hereby secured immediately due and payable. Whether or not the Lender shall consent to such lease or grant of mineral rights, the Lender shall receive the entire consideration to be paid for such lease or grant of mineral rights, with the same to be applied to the indebtedness hereby secured notwithstanding the fact that the amount owing thereon may not then be due and payable or the said indebtedness is otherwise adequately secured; provided, however, that the acceptance of such consideration shall in no way impair the lien of this Security Deed on the Property.

        33. ESTOPPEL CERTIFICATION BY BORROWER. Borrower, upon request therefor made either personally or by mail, shall certify in writing to Lender (or any party designated by Lender) in form satisfactory to Lender the amount of principal and interest then outstanding under the terms of the Note and any other sums due and owing under this Security Deed or any of the other Loan Documents and whether any offsets or defenses exist against the mortgage debt. Such certification shall be made by Borrower within ten (10) days if the request is made personally, or within twenty (20) days if the request is made by mail.

        34. CROSS-DEFAULT. The Note is also secured by the terms, conditions and provisions of an Assignment of Leases, Rents and Profits (hereinafter referred to as the "Assignment") recorded among the Public Records of Gwinnett County, Georgia and, additionally, may be secured by contracts or agreements of guaranty or other security instruments. The terms, conditions and provisions of each security instrument shall be considered a part hereof as fully as if set forth herein verbatim. Any default under this Security Deed or the Note secured hereby shall constitute an event of default under the Assignment or any of the other Loan Documents, and any default under the Assignment or other Loan Documents shall likewise constitute a default hereunder and under the Note. Notwithstanding the foregoing, the enforcement or attempted enforcement of this Security Deed or any of the other Loan Documents now or hereafter held by Lender shall not prejudice or in any manner affect the right of Lender to enforce any other Loan Document; it being understood and agreed that the Lender shall be entitled to enforce this Security Deed and any of the other Loan Documents now or hereafter held by it in such order and manner as Lender, in its sole discretion, shall determine.

        35. EXAMINATION OF BORROWER'S RECORDS. Borrower will maintain complete and accurate books and records showing in detail the income and expenses of the Property, and will permit upon no less than two (2) days notice the Lender and its representatives to examine said books and records and all supporting vouchers and data during normal business hours and from time to time upon request by the Lender, in such place as such books and records are customarily kept, and will furnish to the Lender, within one hundred twenty (120) days after the close of each calendar year, audited financial statements of each general partner of Borrower and statements of operations of the Property certified by the general partner of the Borrower to be true and correct and showing in detail all income derived from and expenses incurred in connection with the ownership of the Property. All such statements shall be in form acceptable to Lender and shall be prepared in accordance with generally accepted accounting principles and shall include an annual rent schedule. In the event the Borrower fails to provide such statements to the Lender within the time prescribed above, the Borrower shall pay the Lender the sum of TWO HUNDRED AND NO/100 DOLLARS ($200.00) for each successive month for which statements are delinquent. In the event of default hereunder, Lender shall have the right to require that said financial statements of the Property be audited and certified by a certified public accountant acceptable to the Lender, all at the sole cost and expense of the Borrower.

        36. ALTERATION, REMOVAL AND CHANGE IN USE OF PROPERTY PROHIBITED. Borrower covenants and agrees to permit or suffer none of the following without the prior written consent of the Lender:

                (a) Any structural alteration of, or addition to, the Improvements now or hereafter situated upon the Real Property or the addition of any new buildings or other structure(s) thereto other than erection or removal of non-load bearing interior walls; or

                (b) The removal, transfer, sale or lease of the Property, except that the renewal, replacement or substitution of fixtures, equipment, machinery, apparatus and articles of personal property (replacement or substituted items must be of like or better quality than the removed items in their original condition) encumbered hereby may be made in the normal course of business; or

                (c) The use of any of the Improvements now or hereafter situated on the Real Property for any purpose other than as an apartment complex project and related facilities.

        37. FUTURE ADVANCES SECURED. This Security Deed shall secure not only existing indebtedness, but also such future advances, whether such advances are obligatory or to be made at the option of the Lender. Upon request of Borrower, and at Lender's option prior to release of this Security Deed, Lender may make future advances to Borrower. All future advances with interest thereon shall be secured by this Security Deed to the same extent as if such future advances were made on the date of the execution of this Security Deed unless the parties shall agree otherwise in writing, but the total secured indebtedness shall not exceed at any one time a maximum principal amount equal to double the face amount of the Note plus interest, and costs of collection including court costs and Reasonable Attorneys' Fees. Any advances or disbursements made for the benefit or protection of or the payment of taxes, assessments, levies or insurance upon the Property, with interest on such disbursements as provided herein, shall be added to the principal balance of the Note and collected as a part thereof. To the extent that this Security Deed may secure more than one note, a default in the payment of any note shall constitute a default in the payment of all such notes.

        38. EFFECT OF SECURITY AGREEMENT. Borrower does hereby grant and this Security Deed is and shall be deemed to create, grant, give and convey a mortgage of, a lien and encumbrance upon, and a present security interest in both real and personal property, including all improvements, goods, chattels, furniture, furnishings, fixtures, equipment, apparatus, appliances and other items of tangible or intangible personal property, hereinabove particularly or generally described and conveyed, whether now or hereafter affixed to, located upon, necessary for or used or useful, either directly or indirectly, in connection with the operation of the Property as an apartment complex project, and this Security Deed shall also serve as a "security agreement" within the meaning of that term as used in the Uniform Commercial Code as adopted and in force from time to time in the State of Georgia, and shall be operative and effective as a security agreement in addition to, and not in substitution for, any other security agreement executed by the Borrower in connection with the extension of credit or loan transaction secured hereby. Upon the occurrence of a default hereunder or Borrower's breach of any other covenants or agreements between the parties entered into in conjunction herewith, Lender shall have the remedies (i) as prescribed herein, or (ii) as prescribed by general law, or
(iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Lender's sole election. Borrower and Lender agree that the filing of any such financing statement or statements in the records normally having to do with personal property shall not in any way affect the agreement of Borrower and Lender that everything used in connection with the production of income from the Property or adapted for use therein or which is described or reflected in this Security Deed, is, and at all times and for all purposes and in all proceedings, both legal or equitable, shall be, regarded as part of the real estate conveyed hereby regardless of whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in an exhibit to this Security Deed or elsewhere, or (iii) any such item is referred to or reflected in any such financing statement or statements so filed at any time. Similarly, the mention in any such financing statement or statements of the rights in and to
(i) the proceeds of any fire and hazard insurance policy, or (ii) any award in eminent domain proceedings for a taking or for loss of value, or (iii) Borrower's interest as lessor or landlord in any present or future lease or rights to income growing out of the use and occupancy of the Property, whether pursuant to lease or otherwise, shall not in any way alter any of the rights of Lender as determined by this Security Deed or affect the priority of Lender's security interest granted hereby or by any other recorded document, it being understood and agreed that such mention in such financing statement or statements is solely for the protection of Lender in the event any court shall at any time hold, with respect to the foregoing clauses (i), (ii) or (iii) of this sentence, that notice of Lender's priority of interest, to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records. Borrower warrants that

(i) Borrower's (that is, "Debtor's") name, identity and residence or principal place of business are as set forth in Exhibit C attached hereto and made a part hereof; (ii) Borrower (that is, "Debtor") has been using or operating under said name and identity without change for the time period set forth in Exhibit C; and
(iii) the location of the collateral is upon the Property. Borrower covenants and agrees that Borrower will furnish Lender with notice of any change in the matters addressed by clauses (i) or (iii) of this paragraph within thirty (30) days of the effective date of any such change and Borrower will promptly execute any financing statements or other instruments deemed necessary by Lender to prevent any filed financing statement from becoming misleading or losing its perfected status. If Borrower fails to promptly execute any such financing statements or other instruments, Lender may make, execute, record, file, re-record, and re-file any and all such financing statements or other instruments for and in the name of Borrower, and Borrower hereby irrevocably appoints Lender the agent and attorney-in-fact of Borrower so to do. This appointment of Lender as Borrower's attorney-in-fact is coupled with an interest and is irrevocable by death or otherwise. The information contained in this paragraph is provided in order that this Security Deed shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Georgia, for instruments to be filed as financing statements. The names of the "Debtor" and the "Secured Party," the identity and residence or principal place of business of "Debtor," the time period for which "Debtor" has been using or operating under said name and identity without change are as set forth in
Schedule 1 of Exhibit C; the mailing address of the "Secured Party" from which information concerning the security interest may be obtained, and the mailing address of "Debtor," are as set forth in Schedule 2 of said Exhibit C; and a statement indicating the types, or describing the items, of collateral is set forth hereinabove.

        The Borrower agrees to and shall, upon the request of Lender, execute and deliver to Lender, in form and content satisfactory to Lender, such financing statements, descriptions of property and such further assurances as Lender, in its sole discretion, may from time to time consider necessary to create, perfect, continue and preserve the lien and encumbrances hereof and the security interest granted herein upon and in such real and personal property and fixtures described herein, including all buildings, improvements, goods, chattels, furniture, furnishings, fixtures, equipment, apparatus, appliances and other items of tangible and intangible personal property herein specifically or generally described and intended to be the subject of the security interest, lien and encumbrance hereby created, granted and conveyed. Without the prior written consent of Lender, Borrower shall not create or suffer to be created, pursuant to the Uniform Commercial Code, any other security interest in such real and personal property and fixtures described herein. The Lender, at the expense of the Borrower, may or shall cause such statements, descriptions and assurances, as herein provided in this Paragraph 38, and this Security Deed to be recorded and re-recorded, filed and refiled, at such times and in such places as may be required or permitted by law to so create, perfect and preserve the lien and encumbrance hereof upon all of the Property.

        39. TERMS OF CONTRACT SURVIVE CLOSING. The terms and provisions of the application/contract between Lender and Borrower are incorporated herein by reference, said application/contract being dated January 23, 1996, and any subsequent amendment thereto (hereinafter referred to as the "Contract"). All terms and conditions of the Contract not expressly set forth in this Security Deed, the Note and any other Loan Documents shall survive the closing hereof and remain in full force and effect. In the event any conflict exists between the terms, conditions and provisions of the Contract and the Loan Documents, the terms, conditions and provisions of the Loan Documents shall prevail.

        40. SUCCESSORS AND ASSIGNS; TERMINOLOGY. The provisions hereof shall be binding upon the Borrower and the successors and assigns of the Borrower, and inure to the benefit of Lender and its successors and assigns. Where more than one Borrower is named herein, the obligations and liabilities of said Borrower shall be joint and several. Wherever used in this Security Deed, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word "Borrower" shall mean Borrower and/or any subsequent owner or owners of the Property, the word "Lender" shall mean Lender or any subsequent holder or holders of this Security Deed, the word "Note" shall mean Note(s) secured by this Security

Deed, and the word "person" shall mean an individual, trustee, trust, corporation, partnership or unincorporated association.

        41. NOTICES. All notices hereunder shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or if deposited with a nationally recognized overnight courier such as Federal Express, to the parties at the following addresses (or at such other addresses as shall be given in writing by any party to the others), and shall be deemed complete upon receipt (which, in the case of delivery by certified mail, shall be as evidenced by the return receipt, and, in the case of delivery by a nationally recognized overnight courier, shall be as evidenced by the confirmation of delivery received by the courier) or refusal to accept receipt:

                         To Borrower:      Roberts Properties Residential, L.P.
                                           8010 Roswell Road
                                           Suite 120
                                           Atlanta, Georgia 30350
                                           Attn: Charles S. Roberts

                         To Lender:        Nationwide Life & Annuity Insurance
                         Company

                                           c/o Nationwide Life Insurance Company
                                           One Nationwide Plaza
                                           Columbus, Ohio  43215-2220
                                           Attn: Real Estate Investments

                                           Nationwide Life Insurance Company
                                           One Nationwide Plaza
                                           Columbus, Ohio 43215-2220
                                           Attn: Real Estate Investments


        42. GOVERNING LAW. This Security Deed is to be governed by and construed in accordance with the laws of the State of Georgia, and, if controlling, by the laws of the United States.

        43. RIGHTS OF LENDER CUMULATIVE. The rights of the Lender arising under the clauses and covenants contained in this Security Deed shall be separate, distinct and cumulative and none of them shall be in exclusion of the others; and no act of the Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provisions, anything herein or otherwise to the contrary notwithstanding.

        44. MODIFICATIONS. This Security Deed cannot be changed, altered, amended or modified except by an agreement in writing and in recordable form, executed by both Borrower and Lender.

        45. EXCULPATION. Subject to the last sentence of this Paragraph 45, the liability of Borrower with respect to the payment of principal and interest under the Note shall be "non-recourse" and, accordingly, Lender's source of satisfaction of said indebtedness and Borrower's other obligations hereunder and under the other Loan Documents shall be limited to the Property and Lender's receipt of the rents, issues and profits from the Property and Lender shall not seek to procure payment out of any other assets of Borrower or any person or entity comprising Borrower, or to seek any judgment (except as hereinafter provided) for any sums which are or may be payable under the Note, this Security Deed or any of the other Loan Documents, or for any claim or judgment (except as hereafter provided) for any deficiency remaining after foreclosure of this Security Deed. Notwithstanding the above, nothing herein contained shall be deemed to be a release or impairment of the Note or the security therefor intended by this Security Deed and the other Loan Documents, or be deemed to preclude Lender from exercising its rights to foreclose this Security Deed or to enforce any of its other rights or remedies under the Loan Documents.

        Notwithstanding the foregoing, it is expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to the Borrower's continued personal liability for:

        (1) fraud or intentional misrepresentation made in or in connection with the Note or any of the other Loan Documents governing, securing or pertaining to the payment thereof;

        (2) failure to pay taxes prior to delinquency or to pay assessments prior to delinquency, or to pay charges for labor, materials or other charges which can create liens on any portion of the Property;

        (3) the misapplication of (i) proceeds of insurance covering any portion of the Property, or (ii) proceeds of the sale or condemnation of any portion of the Property, or (iii) rentals received by or on behalf of Borrower subsequent to the date on which Lender gives written notice of the commencement of foreclosure proceedings;

        (4) causing or permitting waste to occur on, in or about the Property, and failure to maintain the Property, excepting ordinary wear and tear;

        (5) loss by fire or casualty to the extent not compensated by insurance proceeds collected by Lender;

        (6) the return to Lender of all unearned advance rentals and security deposits paid by tenants of the Property and not refunded to or forfeited by such tenants;

        (7) the return to Borrower of any and all fees paid to Borrower by tenants of the Property which fees permit tenants to terminate their leases;

        (8) the return of, or reimbursement for, all personalty owned by Borrower taken from the Property by or on behalf of Borrower, out of the ordinary course of business, and not replaced by items of equal or greater value than the original value of the personalty so removed;

        (9) all court costs and Reasonable Attorneys' Fees actually incurred which are provided for in the Note or in any other Loan Document governing, securing or pertaining to the payment of the Note; and

        (10) (i) the removal of any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Federal, State, County, Regional or Local Authority which may or could pose a hazard to the health and safety of the occupants of the Property, regardless of the source of origination; and (ii) the restoration of the Property to comply with all governmental regulations pertaining to hazardous waste found in, on or under the Property, regardless of the source of origination; and (iii) any indemnity or other agreement to hold the Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses of any and every kind arising under Paragraph 3 of this Security Deed or under the Environmental Indemnity Agreement. Borrower shall not be liable for removal of any of the foregoing materials from the Property if such materials were placed on the Property subsequent to the date of foreclosure of this Security Deed or acceptance of a deed in lieu thereof, or relinquishment of control of the Property pursuant to a transfer approved in writing by Lender; provided, that such transferee assumes in writing all obligations of Borrower pertaining to Hazardous Materials pursuant to the Loan Documents. Liability under this subparagraph shall extend beyond repayment of the Note and compliance with the terms of this Security Deed unless at such time Borrower provides Lender an environmental assessment report acceptable to Lender showing the Property to be free of Hazardous Materials and not in violation of Hazardous Waste Laws. Borrower shall bear the burden of proof in establishing the date on which any such Hazardous Materials were placed on the Property.

        (11) (a) any and all costs incurred in order to cause the Property to comply with the applicable accessibility provisions of The Fair Housing Act of 1988, as the same may now or hereafter be amended, and The Americans With Disabilities Act of 1990, as the same may now or hereafter be amended, and any and all rules and regulations that may now or hereafter be promulgated in connection with said acts, and (b) any indemnity or other agreement to hold the Lender harmless from and against any and all losses, liabilities, damages, injuries, costs and expenses of any and every kind arising under Paragraph 3 of this Security Deed regarding accessibility for the disabled or handicapped or under the Accessibility Indemnity Agreement from Borrower to Lender of even date herewith; provided, however, Borrower shall not be liable for compliance with any accessibility laws that first become effective, or for any violation of any accessibility laws resulting from alterations or improvements to the Property that are performed, subsequent to Lender's actually taking possession of the Property pursuant to foreclosure of this Security Deed or acceptance of a deed in lieu thereof, or subsequent to any transfer of ownership of the Property that has the prior written approval of Lender; provided that such transferee assumes in writing all obligations of Borrower with respect to compliance with accessibility laws under this Security Deed and the Accessibility Indemnity Agreement.

        (12) Obligation of Borrower for the face amount of any Letter of Credit held by Lender and delivered by Borrower in connection with the loan evidenced by the Notes in the event Lender is unable to collect the full amount of said Letter of Credit for any reason.

        The obligations of Borrower in subparagraphs 1-12 above, except as provided in subparagraphs 10 and 11, shall survive the repayment and satisfaction of the Note and compliance with the terms of this Security Deed.

        Notwithstanding any provisions herein to the contrary, Borrower shall become personally liable for the entire amount due under the Note (including all principal, interest and other charges) in the event that Borrower (i) violates the covenants set forth in this Security Deed governing the placing of subordinate financing on the Property or (ii) violates the covenants set forth in this Security Deed restricting transfers in the Property or transfers of ownership interests in Borrower.

        46. CAPTIONS. The captions set forth at the beginning of the various paragraphs of this Security Deed are for convenience only and shall not be used to interpret or construe the provisions of this Security Deed.

        47. REASONABLE ATTORNEYS' FEES. As used herein, the phrase "Reasonable Attorney's Fees" shall mean fees charged by attorneys selected by Lender based upon such attorney's then prevailing hourly rates, as opposed to any amount or percentage specified by any statute then in effect in the State of Georgia.

        IN WITNESS WHEREOF, the said Borrower has caused these presents to be executed under seal by persons duly authorized thereunto as of the day and year first above written.


Signed, sealed and delivered in the  ROBERTS PROPERTIES
presence of:                         RESIDENTIAL, L.P., a Georgia
                                     limited partnership


/s/ Charles R. Elliott               By: Roberts Realty Investors, Inc., its
----------------------                   sole General Partner
Unofficial Witness

/s/ Leslie A. Camp
------------------
Notary Public                                By: /s/ Charles S. Roberts
                                                ------------------------
                                                Name: Charles S. Roberts
                                                Title: President
       (NOTARY SEAL)

My Commission Expires:                          (Corporate Seal)

                                    EXHIBIT A


FEE PARCEL

All that tract of land in Land Lots 321 and 326 of the 6th District, City of Duluth, Gwinnett County, Georgia described as follows:

BEGINNING at a 1/2-inch reinforcing rod found on the northeast right-of-way line of Pleasant Hill Road (variable right-of-way), said 1/2-inch reinforcing rod found being 1924.03 feet northwest along the northeast right-of-way line of Pleasant Hill Road from the mitered intersection of the west right-of-way line of Peachtree Industrial Boulevard (150 foot right-of-way) and the northeast right-of-way line of Pleasant Hill Road (said 1/2-inch reinforcing rod found also being 1973.90 feet northwest along the northeast right-of-way line of Pleasant Hill Road from the intersection of the northeast right-of-way line of Pleasant Hill Road and the west right-of-way line of Peachtree Industrial Boulevard; said 1/2-inch reinforcing rod found also being the southwest corner of property now or formerly known as Phase One, Plantation Trace Apartments as per Deed Book 5215, page 151, Gwinnett County, Georgia records); running thence along the said northeast right-of-way line of Pleasant Hill Road the following courses and distances: (1) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 61 degrees 48 minutes 40 seconds West 242.78 feet and a radius of 1548.326 feet) 243.03 feet to a point, and (2) North 66 degrees 47 minutes 46 seconds West 81.46 feet to a 1/2-inch reinforcing rod found; thence, leaving said right-of-way line, North 23 degrees 09 minutes 50 seconds East 205.89 feet to a 1/2-inch reinforcing rod found; thence North 39 degrees 12 minutes 37 seconds West 76.90 feet to a 1/2-inch reinforcing rod found; thence South 77 degrees 41 minutes 15 seconds West 89.99 feet to a point; thence South 60 degrees 09 minutes 27 seconds West
45.03 feet to a 1/2-inch reinforcing rod found; thence South 38 degrees 09 minutes 50 seconds West 84.98 feet to a 1/2-inch reinforcing rod found; thence South 23 degrees 17 minutes 54 seconds West 44.00 feet to a 1/2-inch reinforcing rod found; thence South 66 degrees 49 minutes 53 seconds East 22.00 feet to a point; thence South 23 degrees 10 minutes 07 seconds West 27.00 feet to a 1/2-inch reinforcing rod found on the northeast right-of-way line of Pleasant Hill Road; thence along said right-of-way line the following courses and distances: (1) North 66 degrees 46 minutes 36 seconds West 248.23 feet to a point, and (2) North 71 degrees 12 minutes 08 seconds West 314.65 feet to a point on the top bank of the Chattahoochee River; thence leaving said right-of-way and running along the top bank of the Chattahoochee River the following courses and distances: (1) North 17 degrees 49 minutes 59 seconds East
17.09 feet to a point, (2) North 15 degrees 49 minutes 59 seconds East 125.63 feet to a point, (3) North 13 degrees 18 minutes 00 seconds East 151.29 feet to a point, (4) North 16 degrees 41 minutes 32 seconds East 126.35 feet to a point,
(5) North 19 degrees 38 minutes 59 seconds East 179.27 feet to a point, (6) North 14 degrees 04 minutes 09 seconds East 135.20 feet to a point, (7) North 07 degrees 56 minutes 24 seconds East 133.23 feet to a point, and (8) North 07 degrees 57 minutes 06 seconds East 173.55 feet to a point; thence, leaving said top bank of the Chattahoochee River, South 87 degrees 59 minutes 08 seconds East
902.71 feet to 1/2-inch reinforcing rod found; thence South 62 degrees 13 minutes 06 seconds East 244.24 feet to a 1/2-inch reinforcing rod found; thence South 18 degrees 33 minutes 59 seconds East 189.71 feet to a point; thence South 22 degrees 29 minutes 29 seconds West 137.19 feet to a point; thence South 00 degrees 13 minutes 30 seconds West 129.61 feet to a point; thence South 18 degrees 34 minutes 13 seconds West 348.80 feet to a point; thence South 32 degrees 26 minutes 03 seconds West 216.62 feet to a point; thence South 28 degrees 09 minutes 32 seconds West 370.40 feet to the POINT OF BEGINNING; said tract containing approximately 31.60012 acres and being shown on that certain plat of ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P., Nationwide Life Insurance Company, Nationwide Life & Annuity Insurance Company and Commonwealth Land Title Insurance Company prepared by Watts & Browning - Engineers, bearing the seal and certification of V.T. Hammond, Georgia Registered Professional Land Surveyor No. 2554, dated September 9, 1996, last revised October 14, 1996.

EASEMENT NO. 1

TOGETHER WITH a non-exclusive right, title and interest in and to the easements appurtenant to the above described fee tract created by and described in that certain Reciprocal Easement and Covenant Agreement between Partridge Greene, Inc. and Roberts Properties River Oaks, L.P., a Georgia limited partnership, dated August 21, 1991, recorded in Deed Book 6714, page 142, Gwinnett County, Georgia records, as amended by First Amendment to Reciprocal Easement and Covenant Agreement between Roberts Properties River Oaks, L.P. and Roberts Properties, Inc., dated August 15, 1994, filed for record August 17, 1994, and recorded in Deed Book 10601, page 180, aforesaid records, over, across and through that certain 0.86088 acre parcel shown on the above described plat of ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P., Nationwide Life Insurance Company, Nationwide Life & Annuity Insurance Company and Commonwealth Land Title Insurance Company.

EASEMENT NO. 2

TOGETHER WITH a non-exclusive right, title and interest in and to the easement appurtenant to the above-described fee tract created by and described in that certain Reciprocal Drainage Easement Agreement dated November 21, 1988, between David Berkman and Gerald A. Blonder and Partridge Greene, Inc., recorded in Deed Book 5215, page 141, aforesaid records.

                                    EXHIBIT B


    1. General and special taxes and assessments for the year 1996 and subsequent years, not yet due and payable.

    2. Easement from Mrs. C.W. Summerour to Georgia Power Company, dated September 9, 1940, filed for record September 19, 1940, and recorded in Deed Book 69, page 125, Gwinnett County, Georgia records.

    3. Easement from Mrs. C.W. Summerour to Georgia Power Company, dated October 28, 1948, filed for record November 3, 1948, and recorded in Deed Book 90, page 249, aforesaid records.

    4. Easement from Miss Nelle Summerour to Georgia Power Company, dated March 16, 1956, filed for record March 24, 1956, and recorded in Deed Book 128, page 165, aforesaid records.

    5. Easement from John H. Summerour to Georgia Power Company, dated July 16, 1958, filed for record July 18, 1958, and recorded in Deed Book 142, page 443, aforesaid records.

    6. Easement for Right-of-Way from Partridge-Greene, Inc. to Georgia Power Company, dated March 1, 1984, filed for record March 29, 1984, and recorded in Deed Book 2750, page 275, aforesaid records.

    7. Easement from Partridge-Greene, Inc. to S. Donald Norton Properties, Inc., dated June 12, 1984, filed for record June 18, 1984, and recorded in Deed Book 2809, page 434, aforesaid records; as assigned by Easement from S. Donald Norton Properties, Inc. to Gwinnett County, dated November 4, 1985, filed for record November 7, 1985, and recorded in Deed Book 3230, page 53, aforesaid records.

    8. Sewer easements dedicated pursuant to plats recorded in Plat Book 37, page 164, aforesaid records, and Plat Book 40, page 4, aforesaid records.

    9. Easement from The Village Group, Inc. to Gwinnett County, dated January 23, 1987, filed for record February 17, 1987, and recorded in Deed Book 4115, page 220, aforesaid records.

    10. The following matters disclosed by plat of ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P., Nationwide Life Insurance Company, Nationwide Life & Annuity Insurance Company & Commonwealth Land Title Insurance Company prepared by Watts & Browning Engineers, Inc., dated September 9, 1996, last revised October 14, 1996, bearing the seal and certification of V.T. Hammond, Georgia Registered Professional Land Surveyor No. 2554:

         a) 20-foot sanitary sewer easement crossing the southern portion of the subject property;
         b) 20-foot sanitary sewer easement crossing the western portion of the subject property;
         c) 20-foot sanitary sewer easements crossing the central and northern portions of the subject property;
         d) Easement for construction and maintenance of drainage located along the southern boundary line of the subject property along Pleasant Hill Road;
         e) Light poles, power poles, power meters, power boxes and guy wires located throughout the subject property;
         f) 50-foot Georgia Power Company easement located in the southern portion of the subject property along Pleasant Hill Road;

         g) 500-foot Atlanta Regional Commission setback line in the western portion of the subject property;
         h) 20 x 20 foot sign tract located on subject property along Pleasant Hill Road;
         i) Ingress and egress easement located in the southern portion of subject property;
         j) Water vault located in the southern portion of the subject property along Pleasant Hill Road;
         k) Portion of 10-foot drainage easement located along the eastern boundary line of the subject property;
         l) Water valves, water meters and fire hydrants located throughout the subject property;
         m) BellSouth telephone facilities located throughout the subject property;
         n)    Cable T.V. facilities located throughout the subject property;
         o)    Cleanouts located throughout the subject property;
         p)    Gas meters located throughout the subject property; and
         q) Fence encroaches from the subject property over the western boundary line thereof onto adjacent property.

    11. Rights of upper and lower riparian owners in and to the waters of the Chattahoochee River and creeks or branches flowing thereto, and the natural flow thereof, free from diminution or pollution (affects only the Fee Parcel).

    12. Restrictions contained in General Warranty Deed from Partridge Greene, Inc. to Roberts Properties River Oaks, L.P., a Georgia limited partnership, dated August 21, 1991, filed for record August 26, 1991, and recorded in Deed Book 6714, page 134, aforesaid records; as supplemented by Notice of Approval executed by Partridge Greene, Inc., dated October 29, 1991, filed for record November 8, 1991, and recorded in Deed Book 6867, page 94, aforesaid records (affects only the Fee Parcel).

    13. Permanent Drainage Easement from Partridge-Greene, Inc. to Gwinnett County, dated July 13, 1990, filed for record October 19, 1990, and recorded in Deed Book 6249, page 253, aforesaid records (affects only the Fee Parcel and Easement No. 1).

    14. Reciprocal Easement and Covenant Agreement between Partridge Greene, Inc. and Roberts Properties River Oaks, L.P., a Georgia limited partnership, dated August 21, 1991, filed for record August 26, 1991, and recorded in Deed Book 6714, page 142, aforesaid records; as amended by First Amendment to Reciprocal Easement and Covenant Agreement between Roberts Properties River Oaks, L.P., a Georgia limited partnership, and Roberts Properties, Inc., dated August 15, 1994, filed for record August 17, 1994, and recorded in Deed Book 10601, page 180, aforesaid records (affects only the Fee Parcel and Easement No. 1).

    15. Reciprocal Drainage Easement Agreement among David Berkman, Gerald A. Blonder and Partridge Greene, Inc., dated November 21, 1988, filed for record November 28, 1988, and recorded in Deed Book 5215, page 141, aforesaid records (affects only the Fee Parcel and Easement No. 2).

    16. Easement from David Berkman and Gerald A. Blonder to Gwinnett County, dated October 16, 1986, filed for record April 13, 1987, and recorded in Deed Book 4226, page 296, aforesaid records (affects only Easement No. 2).

    17. Agreement for Grant of Easement and Cable Television Service between Cable Equities of Colorado, Ltd. d/b/a N.E. Gwinnett Cablevision, and Roberts Properties River Oaks, L.P., a Georgia limited partnership, dated June 16, 1992, filed for record July 1, 1992, and recorded in Deed Book 7587, page 173, aforesaid records.

    18. Rights of tenants in possession of individual apartment units, as tenants only.

                                    EXHIBIT C


                                   Schedule 1
                  (Description of "Debtor" and "Secured Party")

A.      Debtor:

        1. Name and Identity or Corporate Structure: Roberts Properties Residential, L.P., a Georgia limited partnership.

        2. The principal place of business of Debtor in the State of Georgia is located at 8010 Roswell Road, Suite 120, Atlanta, Georgia 30350.

        3. Debtor has been using or operating without change under the name and identity indicated in item 1 above for the following time period: Since July 22, 1994.

B.      Secured Party:

        Nationwide Life Insurance Company
        Nationwide Life & Annuity Life Insurance Company


                                   Schedule 2
            (Notice Mailing Address of "Debtor" and "Secured Party")

A.      The mailing address of Debtor is:

        Roberts Properties Residential, L.P.
        8010 Roswell Road
        Suite 120
        Atlanta, Georgia 30350

B.      The mailing address of Secured Party is:

        Nationwide Life & Annuity Insurance Company
        c/o Nationwide Life Insurance Company
        One Nationwide Plaza
        Columbus, Ohio 43215-2220
        Attn: Real Estate Investments

        Nationwide Life Insurance Company
        One Nationwide Plaza
        Columbus, Ohio 43215-2220
        Attn: Real Estate Investments

Return to:
Charles A. Brake, Jr., Esq.
Alston & Bird
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424

                    ASSIGNMENT OF LEASES, RENTS, AND PROFITS


        THIS ASSIGNMENT OF LEASES, RENTS AND PROFITS (hereinafter referred to as "Assignment") is executed and delivered this 17th day of October, 1996, by Roberts Properties Residential, L.P., a Georgia limited partnership (hereinafter referred to as "Assignor"), to and in favor of NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation, its successors or assigns, having its principal office at One Nationwide Plaza, Columbus, Ohio 43215-2220 Attention: Real Estate Investments and NATIONWIDE LIFE & ANNUITY INSURANCE COMPANY, an Ohio corporation whose address is c/o Nationwide Life Insurance Company, One Nationwide Plaza, Columbus, Ohio 43215-2220, Attention: Real Estate Investments,(hereinafter collectively referred to as the "Assignee");

                              W I T N E S S E T H:

        WHEREAS, Assignor is the present owner in fee simple of certain real property located in Gwinnett County, Georgia more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof (hereinafter referred to as the "Real Property"); and

        WHEREAS, Assignee is the owner and holder of a Deed to Secure Debt and Security Agreement of even date herewith (hereinafter referred to as the "Security Deed") encumbering the Real Property and other Property more specifically described in the Security Deed (all of which property is referred to herein and in the Security Deed as the "Property"), which Deed secures the payment of a Real Estate Note A and Real Estate Note B of even date herewith in the aggregate amount of NINE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($9,250,000.00) made by Assignor as Maker to and in favor of Assignee as Holder (hereinafter collectively referred to as the "Note");

        WHEREAS, Assignee, as a condition to making the aforesaid loan and to obtain additional security therefor, has required the execution of this Assignment by Assignor; and

        NOW THEREFORE, in order further to secure the payment of the indebtedness of Assignor to Assignee evidenced by the Note, and secured by the Security Deed, and in further consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer and set over unto Assignee all of the leases (and guarantees thereof), rents, issues, profits and income of, from or pertaining to the Property, including, but not limited to any fees that permit the tenant to terminate its lease which fees are payable to the landlord under the terms and conditions of any of the Property's leases. This Assignment shall include any and all leases or rental agreements and guarantees thereof that may now be in effect specifically including without limitation those leases and guarantees set forth in Exhibit B attached hereto and by this reference made a part hereof, as well as any future or additional leases or rental agreements and guarantees thereof, and any renewals or extensions of the same, that may be entered into by Assignor. Assignor hereby agrees to execute and deliver such further assignments of said leases or rental agreements or guarantees thereof as Assignee may from time to time request.

        This Assignment is absolute and effective immediately and without possession. Notwithstanding the foregoing, Assignor shall have a license to receive, collect and enjoy the rents, issues, profits and income accruing from the Property until a default has occurred under the Note, the Security Deed or any other instrument evidencing or securing the Note. Upon the occurrence of a default, the license shall cease automatically, without need of notice, possession, foreclosure or any other act or procedure, and all leases, rents, issues, profits and income assigned hereby shall thereafter be payable to Assignee.

        PROVIDED, ALWAYS that if the Assignor shall pay unto the Assignee the indebtedness evidenced by the Note, and if the Assignor shall duly, promptly and fully perform, discharge, execute, effect, complete, comply with and abide by each and every one of the agreements, conditions and covenants of the Note, the Security Deed, this Assignment and all other instruments executed by Assignor to and in favor of Assignee as further evidence of or as additional security for the indebtedness (hereinafter together referred to as the "Loan Documents"), then this Assignment and the estates and interests hereby granted and created shall terminate.

REPRESENTATIONS AND WARRANTIES OF ASSIGNOR

        1.  In furtherance of the foregoing assignment, Assignor:

                A. Represents and warrants that it is the owner in fee simple of the Property and has good title to the leases, rents, income, issues and profits hereby assigned and good right to assign the same, and that, except for a mortgage loan being paid off concurrently with the execution hereof, no other person, entity, firm or corporation has any right, title or interest therein; that Assignor has not previously sold, assigned, transferred, mortgaged or pledged said rents, issues, profits, income and leases of the Property; and that payment of any of the same has not otherwise been anticipated, waived, released, discounted, set off or otherwise discharged or compromised.

                B. Agrees and warrants that, without the prior written consent of the Assignee, except for matters normally occurring in connection with the operation of a garden apartment community, the terms of any and all leases will not be amended, altered, modified or changed in any manner whatsoever, nor will they be surrendered or canceled, nor will any proceedings for dispossession or eviction of any lessee under said leases be instituted by Assignor.

                C. Agrees and warrants that no request will be made of any lessee to pay any rent, and no rent will be accepted by Assignor, for more than one month in advance of the date such rent becomes due and payable under the terms of any and all leases, it being agreed between Assignor and Assignee that rent shall be paid as provided in said leases and not otherwise. The foregoing shall not prevent Assignor from charging and collecting security deposits from each tenant leasing space on the Real Property.

                D. Authorizes Assignee, by and through its employees or agents or a duly appointed receiver, at its option, after the occurrence of a default under this Assignment, the Note, the Security Deed or any of the Loan Documents, to enter upon the Property and to collect, in the name of Assignor, as its lawful attorney, or in its own name as assignee, any rents, income or profits accrued but unpaid and/or in arrears at the date of such default, as well as the rents, income or profits thereafter accruing and becoming payable during the period of the continuation of the said default or any other default. To this end, Assignor further agrees that it will cooperate with and facilitate, in all reasonable ways, Assignee's collection of said rents, income or profits and will, upon request by Assignee, execute a written notice to each tenant, occupant or licensee directing said tenant, occupant or licensee to pay directly to Assignee all income, rents and profits due and payable under said leases; provided, however, that Assignee may notify said tenant, occupant or licensee of the effectiveness of this Assignment without giving notice to Assignor or requesting Assignor to give such notice or join in such notice.

                E. Authorizes Assignee, upon such entry as specified in "D." above, at its option, to take over and assume the management, operation and maintenance of the Property and to perform all acts necessary and proper, and to expend such sums out of the income of the Property as in Assignee's sole discretion may be reasonable or necessary in connection therewith, in the same manner and to the same extent as Assignor theretofore might do. Assignor hereby releases all claims against Assignee arising out of such management, operation and maintenance.

                F. Agrees to execute, upon the request of the Assignee, any and all other instruments requested by the Assignee to effectuate this Assignment or to accomplish any other purpose deemed by the Assignee to be necessary or appropriate in connection with, this Assignment.

                G. Agrees and acknowledges that nothing in this Assignment shall be construed to limit or restrict in any way the rights and powers granted to Assignee in the Note, the Security Deed or any of the other Loan Documents. The collection and application of the rents, issues and profits as described herein shall not constitute a waiver of any default which might at the time of application or thereafter exist under the Note, the Security Deed or any of the other Loan Documents, and the exercise by Assignee of the rights herein provided shall not prevent Assignee's exercise of any rights provided under the Note, the Security Deed or any of the other Loan Documents.

ASSIGNEE'S RIGHTS FOLLOWING DEFAULT BY ASSIGNOR

        2. Assignee may, after the occurrence of a default as hereinabove provided, from time to time, appoint and dismiss such agents or employees as shall be necessary or reasonable for the collection of the rents, issues and profits derived from the Property and for the proper care and operation of the Property, and Assignor hereby grants to Assignee the authority to give such agents or employees so appointed full and irrevocable authority on Assignor's behalf to manage the Property and to do all acts relating to such management, including, without limitation, the entry into and execution of new leases in the name of the Assignor or otherwise, the alteration or amendment of existing leases, the authorization to repair or replace any items necessary in order to maintain the building or buildings and chattels incidental thereto in good and tenantable condition, and the effectuation of such alterations or improvements as in the judgment of the Assignee may be reasonable or necessary to maintain or increase the income from the Property. Assignee shall have the sole control of such agents or employees, whose remuneration shall be paid out of the rents, issues and profits as hereinabove provided, at the rate of compensation accepted in the community wherein the Property is situated.

APPLICATION BY ASSIGNEE OF NET INCOME FROM THE PROPERTY

        3. Assignee shall, after payment of all charges and expenses enumerated under Paragraph 2 above, and after retaining sufficient sums to meet taxes, assessments, utilities and insurance coverages in requisite amounts (including liability, fire and extended coverage), credit the net income received by Assignee from the Property, by virtue of this Assignment, to any amounts due and owing to Assignee by Assignor under and pursuant to the terms of the Note and the Security Deed, but the manner of the application of such net income shall be determined in the sole discretion of Assignee. Assignee shall make a reasonable effort to collect rents, income and profits, reserving, however, within its sole discretion, the right to determine the method of collection and the extent to which enforcement of the collection of delinquent rents, income and profits shall be prosecuted. Notwithstanding the foregoing, no such credit shall be given by Assignee for any sum or sums received from the rents, issues and profits of the Property until the sums collected are actually received by Assignee at its principal office as stated above (or at such other place as Assignee shall designate in writing), and no credit shall be given for any uncollected rents or other uncollected amounts or bills, nor shall credit be given for any rents, issues and profits derived from the Property under any order of court or by operation of law until such amounts are actually received by Assignee at its principal offices stated above. The net amount of income received by Assignee hereunder applied by Assignee to the amounts due and owing by the Assignor shall not serve to cure any default under the Note, the Security Deed or any of the Loan Documents, nor shall any amounts received by Assignee hereunder be in full satisfaction of the indebtedness evidenced by the Note unless such amounts are sufficient to pay such indebtedness in full (including any prepayment premiums, late payment charges, and advancements) in accordance with the terms of the Note, the Security Deed and the other Loan Documents.

LIMITATION OF ASSIGNEE'S LIABILITY

        4. Assignee shall not be obligated to perform or discharge any obligation under the leases hereby assigned or under or by reason of this Assignment, and Assignor hereby agrees to indemnify and hold Assignee harmless against any and all liability, loss or damage which Assignee might incur under the leases or under or by reason of this Assignment and of and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligation or undertaking on Assignee's part to perform or discharge any of the terms of such leases, except for claims and demands arising by reason of Assignee's gross negligence or willful misconduct.

REINSTATEMENT AFTER DEFAULT

        5. In the event that Assignor shall, with the consent of Assignee, reinstate the indebtedness evidenced by the Note completely in good standing, having complied with all the terms, covenants and conditions of the Note, Security Deed, this Assignment and all of the other Loan Documents, then, in such event, Assignee shall return possession of the Property to Assignor, and Assignor shall remain in possession of the Property unless and until another default occurs under the Note, the Security Deed, this Assignment or any of the other Loan Documents, at which time Assignee may, at its option, again take possession of the Property under authority of and pursuant to the terms and provisions of this Assignment.

TENANT'S NOTIFICATION OF ASSIGNMENT

        6. Upon request by Assignee, at any time, Assignor will deliver a written notice to each of the tenants and lessees of the Property, which notice shall inform such tenants and lessees of this Assignment and instruct them that upon receipt of notice by them from Assignee of the existence of a default by Assignor under the Note, the Security Deed or any of the other Loan Document, all rent due thereafter shall be paid directly to Assignee.

SATISFACTION OF SECURITY DEED; SATISFACTION OF ASSIGNMENT

        7. This Assignment shall remain in full force and effect as long as the indebtedness evidenced by the Note and secured by the Security Deed remain unpaid in whole or in part. It is understood and agreed that a complete release or satisfaction of the aforesaid Security Deed shall operate as a complete release or satisfaction of all of Assignee's rights and interest hereunder, and that satisfaction of the Security Deed shall operate to satisfy this Assignment.

EXCULPATION

        8. The liability of Assignor with respect to the payment of principal and interest under the Note shall be "non-recourse" and, accordingly, Assignee's source of satisfaction of said indebtedness and Assignor's other obligations hereunder and under the other Loan Documents shall be limited to the Property and Assignee's receipt of the rents, issues and profits from the Property, and Assignee shall not seek to procure payment out of any other assets of Assignor or any person or entity comprising Assignor, nor to seek judgment (except as hereinafter provided) for any sums which are or may be payable under the Note or under any of the other Loan Documents, as well as any claim or judgment (except as hereafter provided) for any deficiency remaining after foreclosure of the Security Deed. Notwithstanding the above, nothing herein contained shall be deemed to be a release or impairment of the indebtedness evidenced by the Note or the security therefor intended by the other Loan Documents or be deemed to preclude Assignee from exercising its rights to foreclose, or to exercise the power of sale contained in, the Security Deed or to enforce any of its other rights or remedies under the Loan Documents.

        Notwithstanding the foregoing, it is expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to Assignor's continued personal liability for:

        (A) fraud or intentional misrepresentation made in or in connection with the Note or any of the other Loan Documents governing, securing or pertaining to the payment thereof;

        (B) failure to pay taxes prior to delinquency or to pay assessments prior to delinquency or to pay charges for labor, materials or other charges which can create liens on any portion of the Property;

        (C) the misapplication of (i) proceeds of insurance covering any portion of the Property, or (ii) proceeds of the sale or condemnation of any portion of the Property, or (iii) rentals held or received by or on behalf of Assignor subsequent to the date on which Assignee gives written notice of the commencement of foreclosure proceedings;

        (D) causing or permitting waste to occur on, in or about the Property, and failure to maintain the Property, excepting ordinary wear and tear;

        (E) loss by fire or casualty to the extent not compensated by insurance proceeds collected by Assignee;

        (F) the return to Assignee of all unearned advance rentals and security deposits paid by tenants of the Property and not refunded to or forfeited by such tenants;

        (G) the return to Assignor of any and all fees paid to Assignee by tenants of the Property which fees permit tenants to terminate their leases;

        (H) the return of, or reimbursement for, all personalty owned by Assignor taken from the Property by or on behalf of Assignor out of the ordinary course of business, and not replaced by personalty of equal or greater value than the original value of the personalty so removed;

        (I) all court costs and Reasonable Attorneys' Fees actually incurred which are provided for in the Note or in any other Loan Document governing, securing or pertaining to the payment of the Note;

        (J) (i) the removal of any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Federal, State, County, Regional or Local Authority which may or could pose a hazard to the health and safety of the occupants of the Property; and (ii) the restoration of the Property to comply with all governmental regulations pertaining to hazardous waste found in, on or under the Property regardless of the source of origination; and (iii) any indemnity or other agreement to hold the Assignee harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses of any and every kind arising under Paragraph 3 of the Security Deed or under that certain Environmental Indemnity Agreement from Assignor to Assignee of even date herewith. Assignor shall not be liable hereunder if such materials were placed on the Property subsequent to the date of foreclosure of the Security Deed by Assignee or acceptance of a deed in lieu thereof, or relinquishment of control of the Property pursuant to a transfer approved in writing by Assignee; provided such transferee assumes in writing all obligations of Maker pertaining to the Loan Documents. Liability under this subparagraph shall extend beyond repayment of the Note and compliance with the terms of the Security Deed, unless at such time Assignor provides Assignee with an environmental assessment report acceptable to Assignee showing the Property to be free of Hazardous Materials and not in violation of Hazardous Waste Laws (as defined in the Security Deed). Assignor shall bear the burden of proof in establishing the date on which any such Hazardous Materials were placed or appeared in, on or under the Property.

        (K) (a) any and all costs incurred in order to cause the Property to comply with the applicable accessibility provisions of The Fair Housing Act of 1988, as the same may now or hereafter be amended, and any and all rules and regulations that may now or hereafter be promulgated in connection with said acts, and (b) any indemnity or other agreement to hold the Assignee harmless from and against any and all losses, liabilities, damages, injuries, costs and expenses of any and every kind arising under Paragraph 3 of the Security Deed regarding accessibility for the disabled or handicapped or under the Accessibility Indemnity Agreement from Assignor to Assignee of even date herewith; provided, however, Assignor shall not be liable for compliance with any accessibility laws that first become effective, or for any violation of any accessibility laws resulting from alterations or improvements to the Property that are performed, subsequent to Assignee's actually taking possession of the Property pursuant to foreclosure of the Security Deed or acceptance of a deed in lieu thereof, or subsequent to any transfer of ownership of the Property that has the prior written approval of Assignee; provided that such transferee assumes in writing all obligations of Assignor with respect to compliance with accessibility laws under the Security Deed and Accessibility Indemnity Agreement.

        (L) Obligations of Assignor for the face amount of any Letter of Credit held by Assignee and delivered by Assignor in connection with the loan evidenced by the Note in the event Assignor is unable to collect the full amount of said Letter of Credit for any reason. The obligations of Assignor in subparagraphs (A) through (L) above, except as provided in (J) and (K), shall survive the repayment and satisfaction of the Note and compliance with the terms of the Security Deed.

Notwithstanding anything in this Paragraph 8 to the contrary, this Paragraph 8 shall not be applicable, and Assignor shall be fully liable for Assignor's obligations hereunder, as well as under the Note, the Security Deed and the other Loan Documents, in the event there is a default by Assignor under Section 30 or Section 31 of the Security Deed.

GOVERNING LAWS

        9. This Assignment is executed and delivered as additional Security for a loan transaction negotiated and consummated in Gwinnett County, Georgia and is to be construed according to the laws of the State of Georgia, and the laws of the United States.

REASONABLE ATTORNEYS' FEES

        10. As used herein, the phrase "Reasonable Attorneys' Fees" shall mean fees charged by attorneys selected by Assignee based upon such attorneys then-prevailing hourly rates as opposed to any amount or percentage specified by any statute then in effect in the State of Georgia.

SUCCESSORS AND ASSIGNS

        11. The provisions of this Agreement shall inure to the benefit of Assignee and its successors and assigns and shall be binding upon Assignor, its personal representatives, successors and assigns. The creation of rights and powers under this Agreement in favor of or available to Assignee shall, in no way whatsoever, be construed to impose concomitant duties or obligations on Assignee in favor of Assignor except as expressly set forth herein.

        IN WITNESS WHEREOF, the undersigned has caused this Assignment of Leases, Rents and Profits to be executed under seal by persons duly authorized thereunto as of the day and year first above written.

Signed, sealed and delivered in the   ROBERTS PROPERTIES RESIDENTIAL, L.P., a
presence of:                          Georgia limited partnership

/s/ Charles R. Elliott                By:  Roberts Realty Investors, Inc., its
------------------------                   sole General Partner
Unofficial Witness

/s/ Leslie A. Camp                         By:  /s/ Charles S. Roberts
------------------------                      -------------------------
Notary Public                                 Name:  Charles S. Roberts
                                              Title: President

     (NOTARY SEAL)                           (Corporate Seal)

My Commission Expires:

                                    EXHIBIT A


FEE PARCEL

All that tract of land in Land Lots 321 and 326 of the 6th District, City of Duluth, Gwinnett County, Georgia described as follows:

BEGINNING at a 1/2-inch reinforcing rod found on the northeast right-of-way line of Pleasant Hill Road (variable right-of-way), said 1/2-inch reinforcing rod found being 1924.03 feet northwest along the northeast right-of-way line of Pleasant Hill Road from the mitered intersection of the west right-of-way line of Peachtree Industrial Boulevard (150 foot right-of-way) and the northeast right-of-way line of Pleasant Hill Road (said 1/2-inch reinforcing rod found also being 1973.90 feet northwest along the northeast right-of-way line of Pleasant Hill Road from the intersection of the northeast right-of-way line of Pleasant Hill Road and the west right-of-way line of Peachtree Industrial Boulevard; said 1/2-inch reinforcing rod found also being the southwest corner of property now or formerly known as Phase One, Plantation Trace Apartments as per Deed Book 5215, page 151, Gwinnett County, Georgia records); running thence along the said northeast right-of-way line of Pleasant Hill Road the following courses and distances: (1) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 61 degrees 48 minutes 40 seconds West 242.78 feet and a radius of 1548.326 feet) 243.03 feet to a point, and (2) North 66 degrees 47 minutes 46 seconds West 81.46 feet to a 1/2-inch reinforcing rod found; thence, leaving said right-of-way line, North 23 degrees 09 minutes 50 seconds East 205.89 feet to a 1/2-inch reinforcing rod found; thence North 39 degrees 12 minutes 37 seconds West 76.90 feet to a 1/2-inch reinforcing rod found; thence South 77 degrees 41 minutes 15 seconds West 89.99 feet to a point; thence South 60 degrees 09 minutes 27 seconds West
45.03 feet to a 1/2-inch reinforcing rod found; thence South 38 degrees 09 minutes 50 seconds West 84.98 feet to a 1/2-inch reinforcing rod found; thence South 23 degrees 17 minutes 54 seconds West 44.00 feet to a 1/2-inch reinforcing rod found; thence South 66 degrees 49 minutes 53 seconds East 22.00 feet to a point; thence South 23 degrees 10 minutes 07 seconds West 27.00 feet to a 1/2-inch reinforcing rod found on the northeast right-of-way line of Pleasant Hill Road; thence along said right-of-way line the following courses and distances: (1) North 66 degrees 46 minutes 36 seconds West 248.23 feet to a point, and (2) North 71 degrees 12 minutes 08 seconds West 314.65 feet to a point on the top bank of the Chattahoochee River; thence leaving said right-of-way and running along the top bank of the Chattahoochee River the following courses and distances: (1) North 17 degrees 49 minutes 59 seconds East
17.09 feet to a point, (2) North 15 degrees 49 minutes 59 seconds East 125.63 feet to a point, (3) North 13 degrees 18 minutes 00 seconds East 151.29 feet to a point, (4) North 16 degrees 41 minutes 32 seconds East 126.35 feet to a point,
(5) North 19 degrees 38 minutes 59 seconds East 179.27 feet to a point, (6) North 14 degrees 04 minutes 09 seconds East 135.20 feet to a point, (7) North 07 degrees 56 minutes 24 seconds East 133.23 feet to a point, and (8) North 07 degrees 57 minutes 06 seconds East 173.55 feet to a point; thence, leaving said top bank of the Chattahoochee River, South 87 degrees 59 minutes 08 seconds East
902.71 feet to 1/2-inch reinforcing rod found; thence South 62 degrees 13 minutes 06 seconds East 244.24 feet to a 1/2-inch reinforcing rod found; thence South 18 degrees 33 minutes 59 seconds East 189.71 feet to a point; thence South 22 degrees 29 minutes 29 seconds West 137.19 feet to a point; thence South 00 degrees 13 minutes 30 seconds West 129.61 feet to a point; thence South 18 degrees 34 minutes 13 seconds West 348.80 feet to a point; thence South 32 degrees 26 minutes 03 seconds West 216.62 feet to a point; thence South 28 degrees 09 minutes 32 seconds West 370.40 feet to the POINT OF BEGINNING; said tract containing approximately 31.60012 acres and being shown on that certain plat of ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P., Nationwide Life Insurance Company, Nationwide Life & Annuity Insurance Company and Commonwealth Land Title Insurance Company prepared by Watts & Browning - Engineers, bearing the seal and certification of V.T. Hammond, Georgia Registered Professional Land Surveyor No. 2554, dated September 9, 1996, last revised October 14, 1996.

EASEMENT NO. 1

TOGETHER WITH a non-exclusive right, title and interest in and to the easements appurtenant to the above described fee tract created by and described in that certain Reciprocal Easement and Covenant Agreement between Partridge Greene, Inc. and Roberts Properties River Oaks, L.P., a Georgia limited partnership, dated August 21, 1991, recorded in Deed Book 6714, page 142, Gwinnett County, Georgia records, as amended by First Amendment to Reciprocal Easement and Covenant Agreement between Roberts Properties River Oaks, L.P. and Roberts Properties, Inc., dated August 15, 1994, filed for record August 17, 1994, and recorded in Deed Book 10601, page 180, aforesaid records, over, across and through that certain 0.86088 acre parcel shown on the above described plat of ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P., Nationwide Life Insurance Company, Nationwide Life & Annuity Insurance Company and Commonwealth Land Title Insurance Company.

EASEMENT NO. 2

TOGETHER WITH a non-exclusive right, title and interest in and to the easement appurtenant to the above-described fee tract created by and described in that certain Reciprocal Drainage Easement Agreement dated November 21, 1988, between David Berkman and Gerald A. Blonder and Partridge Greene, Inc., recorded in Deed Book 5215, page 141, aforesaid records.